                                                                   EXHIBIT 10.20

                           REVOLVING LOAN AGREEMENT



                         Dated as of February 4, 1998



                                     among



                             CALLAWAY GOLF COMPANY



                           THE LENDERS HEREIN NAMED



                                      and



                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                                         Page
                                                                                         ----
Article 1 DEFINITIONS AND ACCOUNTING TERMS..........................................       1

 1.1  Defined Terms.................................................................       1
 1.2  Use of Defined Terms..........................................................      30
 1.3  Accounting Terms..............................................................      30
 1.4  Rounding......................................................................      30
 1.5  Exhibits and Schedules........................................................      30
 1.6  References to "Borrower and its Subsidiaries".................................      30
 1.7  Miscellaneous Terms...........................................................      31

Article 2 LOANS AND LETTERS OF CREDIT...............................................      32

 2.1  Loans-General.................................................................      32
 2.2  Alternate Base Rate Loans.....................................................      35
 2.3  Eurodollar Rate Loans.........................................................      35
 2.4  Letters of Credit.............................................................      36
 2.5  Voluntary Reduction of Commitments............................................      40
 2.6  Optional Termination of Commitments...........................................      40
 2.7  Administrative Agent's Right to Assume Funds Available for Advances...........      41
 2.8  Swing Line Loans..............................................................      41
 2.9  Guaranty......................................................................      43

Article 3 PAYMENTS AND FEES.........................................................      44

 3.1  Principal and Interest........................................................      44
 3.2  Arrangement Fee...............................................................      46
 3.3  Commitment Fee................................................................      46
 3.4  Agency Fee....................................................................      46
 3.5  Letter of Credit Fees.........................................................      47
 3.6  Increased Commitment Costs....................................................      47
 3.7  Eurodollar Costs and Related Matters..........................................      48
 3.8  Foreign Currency Costs and Related Matters....................................      52
 3.9  Late Payments.................................................................      52
 3.10  Computation of Interest and Fees.............................................      52
 3.11  Non-Banking Days.............................................................      53
 3.12  Manner and Treatment of Payments.............................................      53
 3.13  Funding Sources..............................................................      54

 3.14  Failure to Charge Not Subsequent Waiver......................................      54
 3.15  Administrative Agent's Right to Assume Payments Will be Made.................      55
 3.16  Fee Determination Detail.....................................................      55
 3.17  Survivability................................................................      55

Article 4 REPRESENTATIONS AND WARRANTIES............................................      56

 4.1  Existence and Qualification; Power; Compliance With Laws......................      56
 4.2  Authority; Compliance With Other Agreements and Instruments and
        Government Regulations......................................................      56
 4.3  No Governmental Approvals Required............................................      57
 4.4  Subsidiaries..................................................................      57
 4.5  Financial Statements..........................................................      58
 4.6  No Other Liabilities; No Material Adverse Changes.............................      58
 4.7  Title to Property.............................................................      58
 4.8  Intangible Assets.............................................................      59
 4.9  Public Utility Holding Company Act............................................      59
 4.10  Litigation...................................................................      59
 4.11  Binding Obligations..........................................................      59
 4.12  No Default...................................................................      59
 4.13  ERISA........................................................................      60
 4.14  Regulations G and U; Investment Company Act..................................      60
 4.15  Disclosure...................................................................      60
 4.16  Tax Liability................................................................      61
 4.17  Projections..................................................................      61
 4.18  Hazardous Materials..........................................................      61

Article 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)       62

 5.1  Payment of Taxes and Other Potential Liens....................................      62
 5.2  Preservation of Existence.....................................................      62
 5.3  Maintenance of Properties.....................................................      62
 5.4  Maintenance of Insurance......................................................      62
 5.5  Compliance With Laws..........................................................      63
 5.6  Inspection Rights.............................................................      63
 5.7  Keeping of Records and Books of Account.......................................      63
 5.8  Compliance With Agreements....................................................      63
 5.9  Use of Proceeds...............................................................      63
 5.10  Hazardous Materials Laws.....................................................      63
 5.11  Additional Domestic Subsidiaries.............................................      64

 5.12  Syndication Process..........................................................      64

Article 6 NEGATIVE COVENANTS........................................................      65

 6.1  Payment of Subordinated Obligations...........................................      65
 6.2  Disposition of Property.......................................................      65
 6.3  Mergers.......................................................................      65
 6.4  Hostile Acquisitions..........................................................      66
 6.5  Acquisitions..................................................................      66
 6.6  Distributions.................................................................      66
 6.7  ERISA.........................................................................      66
 6.8  Change in Nature of Business..................................................      66
 6.9  Liens, Negative Pledges and Sale Leasebacks...................................      66
 6.10  Indebtedness and Guaranty Obligations........................................      67
 6.11  Transactions with Affiliates.................................................      68
 6.12  Adjusted Current Ratio.......................................................      69
 6.13  Funded Debt Ratio............................................................      69
 6.14  Fixed Charge Coverage Ratio..................................................      69
 6.15  Stockholders' Equity.........................................................      69
 6.16  Investments..................................................................      70
 6.17  Subsidiary Indebtedness......................................................      70
 6.18  Amendments to Subordinated Obligations.......................................      71

Article 7 INFORMATION AND REPORTING REQUIREMENTS....................................      72

 7.1  Financial and Business Information............................................      72
 7.2  Compliance Certificates.......................................................      75

Article 8 CONDITIONS................................................................      76

 8.1  Initial Advances..............................................................      76
 8.2  Any Advance, Etc..............................................................      78

Article 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
  DEFAULT...........................................................................      80

 9.1  Events of Default.............................................................      80
 9.2  Remedies Upon Event of Default................................................      82

Article 10 THE ADMINISTRATIVE AGENT.................................................      85

 10.1  Appointment and Authorization................................................      85
 10.2  Administrative Agent and Affiliates..........................................      85
 10.3  Proportionate Interest in any Collateral.....................................      85
 10.4  Lenders' Credit Decisions....................................................      86
 10.5  Action by Administrative Agent...............................................      86
 10.6  Liability of Administrative Agent............................................      87
 10.7  Indemnification..............................................................      88
 10.8  Successor Administrative Agent...............................................      89
 10.9  No Obligations of Borrower...................................................      90

Article 11 MISCELLANEOUS............................................................      91
 11.1  Cumulative Remedies; No Waiver...............................................      91
 11.2  Amendments; Consents.........................................................      91
 11.3  Costs, Expenses and Taxes....................................................      92
 11.4  Nature of Lenders' Obligations...............................................      93
 11.5  Survival of Representations and Warranties...................................      93
 11.6  Notices......................................................................      93
 11.7  Execution of Loan Documents..................................................      94
 11.8  Binding Effect; Assignment...................................................      94
 11.9  Right of Setoff..............................................................      97
 11.10  Sharing of Setoffs..........................................................      97
 11.11  Indemnity by Borrower.......................................................      98
 11.12  Nonliability of the Lenders.................................................      99
 11.13  No Third Parties Benefited..................................................     100
 11.14  Confidentiality.............................................................     101
 11.15  Further Assurances..........................................................     101
 11.16  Integration.................................................................     101
 11.17  Governing Law...............................................................     102
 11.18  Severability of Provisions..................................................     102
 11.19  Headings....................................................................     102
 11.20  Time of the Essence.........................................................     102
 11.21  Foreign Lenders and Participants............................................     102
 11.22  Hazardous Material Indemnity................................................     103
 11.23  Removal of a Lender.........................................................     104
 11.24  Waiver of Right to Trial by Jury............................................     104
 11.25  Purported Oral Amendments...................................................     104

Exhibits
--------

A  -   Commitments Assignment and Acceptance
B  -   Compliance Certificate
C  -   Line A Note
D  -   Line B Note
E  -   Opinion of Counsel
F  -   Pricing Certificate
G  -   Request for Letter of Credit
H  -   Request for Loan
I  -   Subsidiary Guaranty

Schedules
---------

1.1    Lender Commitments
2.4    Existing Letters of Credit
4.4    Subsidiaries
4.7    Existing Liens, Negative Pledges and Rights of Others
4.10   Material Litigation
4.18   Hazardous Materials Matters
6.10   Existing Indebtedness and Guaranty Obligations
6.16   Existing Investments

                           REVOLVING LOAN AGREEMENT
                           ------------------------

                         Dated as of February 4, 1998


          This REVOLVING LOAN AGREEMENT ("Agreement") is entered into by and among Callaway Golf Company, a California corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8
                                                                         ----
(collectively, the "Lenders" and individually, a "Lender"), and Wells Fargo Bank, National Association, as Administrative Agent.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   Article 1
                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------


          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the meanings set forth below:

          "Acquisition" means any transaction, or any series of related
           -----------
     transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

          "Adjusted Current Ratio" means, as of any date of determination, the
           ----------------------
     ratio of (a) the consolidated current assets of Borrower and its
     --------
     Subsidiaries on that date to (b) the sum of (i) the consolidated current
                               --         ------
     liabilities of Borrower and its Subsidiaries on that date plus (ii) to the
                                                               ----
     extent not included under clause (i), the aggregate Indebtedness evidenced by the Notes on that date plus (iii) the
                               ----

     Aggregate Effective Amount of all Letters of Credit outstanding on that date, in each case as determined in accordance with GAAP, consistently applied.

          "Administrative Agent" means Wells Fargo Bank, National Association,
           --------------------
     when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

          "Administrative Agent's Office" means the Administrative Agent's
           -----------------------------
     address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

          "Advance" means any advance made or to be made by any Lender to
           -------
     Borrower as provided in Article 2, and includes each Alternate Base Rate
                             ---------      --------
     Advance, Eurodollar Rate Advance and Foreign Currency Advance.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

          "Aggregate Effective Amount" means as of any date of determination and
           --------------------------
     with respect to all Letters of Credit then outstanding, the sum of (a) the
                                                                 ---
     aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender plus (b) the aggregate amounts paid by the
                                ----
     Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not the subject
                                                    ------
     of Advances made pursuant to Section 2.4(e).
                                          ------

          "Agreement" means this Revolving Loan Agreement, either as originally
           ---------
     executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Alternate Base Rate" means, as of any date of determination, the rate
           -------------------
     per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date or (b) the Federal
         ---------
     Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Alternate Base Rate Advance" means an Advance made hereunder and
           ---------------------------
     specified to be an Alternate Base Rate Advance in accordance with Article
                                                                       -------
     2.
     -

          "Alternate Base Rate Loan" means a Loan made hereunder and specified
           ------------------------
     to be an Alternate Base Rate Loan in accordance with Article 2.
                                                          ---------

          "Applicable Commitment Fee Rate" means, for each Pricing Period, the
           ------------------------------
     rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                    Applicable
                  Pricing Level             Commitment
                  -------------             ----------
                        I                       7.50
                        II                     10.50
                        III                    12.50
                        IV                     15.00
                        V                      17.50

          "Applicable Eurodollar Rate Margin" means, for each Pricing Period,
           ---------------------------------
     the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                    Applicable
                  Pricing Level               Margin
                  -------------               ------
                        I                      16.5
                        II                     22.0
                        III                    27.5
                        IV                     37.5
                        V                      47.5

          "Applicable Pricing Level" means (a) for the Pricing Period commencing
           ------------------------
     on the Closing Date and ending on February 15, 1998, Pricing Level I and
     (b) for each subsequent Pricing Period, the pricing level set forth below opposite the Funded Debt Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

               Pricing Level    Funded Debt Ratio
               -------------    -----------------

                    I           Less than or equal to .50 to 1.00
                    II          Greater than .50 to 1.00, but less than
                                  or equal to .75 to 1.00
                    III         Greater than .75 to 1.00, but less than
                                  or equal to 1.00 to 1.00
                    IV          Greater than 1.00 to 1.00, but less than
                                  or equal to 2.00 to 1.00
                    V           Greater than 2.00 to 1.00;

     provided that (i) in the event that Borrower does not deliver a Pricing
     --------
     Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Applicable Pricing Level for that Pricing Period shall be Pricing Level V and (ii) if any Pricing Certificate is subsequently determined to be in error, then any resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of the relevant Pricing Period.

          "Applicable Standby Letter of Credit Fee Rate" means, as of any date
           --------------------------------------------
     of determination, the then effective Applicable Eurodollar Rate Margin.

          "Arranger" means Wells Fargo Bank, National Association.
           --------

          "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or
           -----------
     Friday, other than a day on which banks are authorized or required to be
             ----------
     closed in California or New York.

          "Capital Expenditure" means any expenditure by Borrower or any of its
           -------------------
     Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, including any amount which
                                                     ---------
     is required to be treated as an asset subject to a Capital Lease Obligation. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or any of its Subsidiaries in any fiscal period shall be net of (a) any net sales proceeds received during
                            ------
     such fiscal period by Borrower or such Subsidiary for fixed assets sold by Borrower or such Subsidiary and (b) any casualty insurance proceeds received during such fiscal period by Borrower or such Subsidiary for casualties to fixed assets.

          "Capital Lease Obligations" means all monetary obligations of a Person
           -------------------------
     under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

          "Cash" means, when used in connection with any Person, all monetary
           ----
     and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
     that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the
                                        --------
          Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

               (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause
          (c) or (d) above given on the date of such Investment a credit rating
           -      -
          of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d)
                                                                    -      -
          above; provided that (y) the amount of all such Investments issued by
                 --------
          the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker
                                      -      -
          or dealer described in clause (e) hereof, that has and maintains an
                                         -
          investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the
                                          -           -
          date of
          such Investment a credit rating of at least Aa by Moody's
          Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

               (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation
                   --------
          is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and
          (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

          "Certificate" means a certificate signed by a Senior Officer or
           -----------
     Responsible Official (as applicable) of the Person providing the certificate.

          "Change in Control" means (a) any transaction or series of related
           -----------------
     transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding Common Stock, (b) Borrower consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 25% or more of Common Stock or that the Persons who were the holders of Common Stock immediately prior to the transaction hold less than 75% of the common stock of the surviving corporation after the transaction, (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office or (d) a "change in control" as defined in any document governing Indebtedness of Borrower in excess of $5,000,000 which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (i) a
                          ----------------                   ----- ----
     Subsidiary of Borrower and (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

          "Closing Date" means the time and Banking Day on which the conditions
           ------------
     set forth in Section 8.1 are satisfied or waived.  The Administrative Agent
                          ---
     shall notify Borrower and the Lenders of the date that is the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
     and as in effect from time to time.

          "Commercial Letter of Credit" means each Letter of Credit issued to
           ---------------------------
     support the purchase of goods by Borrower which is determined to be a commercial letter of credit by the Issuing Lender.

          "Commitments" means the Line A Commitment and the Line B Commitment.
           -----------

          "Commitments Assignment and Acceptance" means a commitment assignment
           -------------------------------------
     and acceptance substantially in the form of Exhibit A.
                                                 ---------

          "Common Stock" means the common stock of Borrower or its successor.
           ------------

          "Compliance Certificate" means a certificate in the form of Exhibit B,
           ----------------------                                     ---------
     properly completed and signed by a Senior Officer of Borrower.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
     America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any applicable
           -------
     notice or passage of time specified in Section 9.1, or both, would be an
                                                    ---
     Event of Default.

          "Default Rate" means the interest rate prescribed in Section 3.9.
           ------------                                                ---

          "Designated Deposit Account" means a deposit account to be maintained
           --------------------------
     by Borrower with Wells Fargo Bank, National Association or one of its Affiliates, as from time to time designated by Borrower by written notification to the Administrative Agent.

          "Designated Eurodollar Market" means, with respect to any Eurodollar
           ----------------------------
     Rate Loan, the London Eurodollar Market.

          "Designated Foreign Currency Market" means, with respect to any
           ----------------------------------
     Foreign Currency Loan, the Foreign Currency Market designated by the Administrative Agent as appropriate for that Foreign Currency Loan.

          "Disqualified Stock" means any capital stock, warrants, options or
           ------------------
     other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

          "Disposition" means the sale, transfer or other disposition in any
           -----------
     single transaction or series of related transactions of any asset, or group of related assets, of Borrower or any of its Subsidiaries (a) which asset or assets constitute a line of business or substantially all the assets of Borrower or the Subsidiary or (b) the aggregate amount of the Net Cash Sales Proceeds of such assets of which is more than $1,000,000, other than
                                                                     ----- ----
     (i) inventory or Cash Equivalents sold or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiary and (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiary.

          "Distribution" means, with respect to any shares of capital stock or
           ------------
     any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

          "Dollars" or "$" means United States of America dollars.
           -------      -

          "Domestic Subsidiary" means a Subsidiary of Borrower that is not a
           -------------------
     Foreign Subsidiary.

          "EBITDA" means, with respect to any fiscal period, the sum of (a) Net
           ------                                                --- --
     Income for that period, plus (b) any non-operating non-recurring loss
                             ----
     reflected in such Net Income, minus (c) any non-operating non-recurring
                                   -----
     gain reflected in such Net Income, plus (d) Interest Expense of Borrower
                                        ----
     and its Subsidiaries for that period, plus (e) the aggregate amount of
                                           ----
     federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period),

     plus (f) depreciation, amortization and all other non-cash expenses of
     ----
     Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied.

          "Eligible Assignee" means (a) another Lender, (b) with respect to any
           -----------------
     Lender, any Affiliate of that Lender, (c) any commercial bank having total assets of $5,000,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of $5,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of
      ---------
     $5,000,000,000 or more which meets the requirements set forth in subclauses
     (B) and (C) of clause (d) above; provided that each Eligible Assignee must
                                      --------
     either (aa) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (bb) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii)
     be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21.
                                         -----

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "ERISA Affiliate" means each Person (whether or not incorporated)
           ---------------
     which is required to be aggregated with Borrower pursuant to Section 414 of the Code.

          "Eurodollar Banking Day" means any Banking Day on which dealings in
           ----------------------
     Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "Eurodollar Lending Office" means, as to each Lender, its office or
           -------------------------
     branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Market" means a regular established market located outside
           -----------------
     the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in
           ----------------------
     Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period
           -----------------
     commencing on the date specified by Borrower pursuant to Section 2.1(d) and
                                                                      ------
     ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
                                  --------

               (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

               (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the immediately succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the immediately preceding Eurodollar Banking Day; and

               (c) No Eurodollar Period with respect to a Line A Loan shall extend beyond the Line A Maturity Date and no Eurodollar Period with respect to a Line B Loan shall extend beyond the Line B Maturity Date.

          "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan, the
           ---------------
     average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered to the Administrative Agent in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance to be made by the Administrative Agent with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

          "Eurodollar Rate Advance" means an Advance made hereunder and
           -----------------------
     specified to be a Eurodollar Rate Advance in accordance with Article 2.
                                                                  ---------

          "Eurodollar Rate Loan" means a Loan made hereunder and specified to be
           --------------------
     a Eurodollar Rate Loan in accordance with Article 2.
                                               ---------

          "Existing Letters of Credit" means the letters of credit outstanding
           --------------------------
     on the Closing Date listed on Schedule 2.4.
                                   ------------

          "Event of Default" shall have the meaning provided in Section 9.1.
           ----------------                                             ---

          "Federal Funds Rate" means, as of any date of determination, the rate
           ------------------
     set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "Fiscal Quarter" means the fiscal quarter of Borrower ending on each
           --------------
     March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of Borrower ending on each
           -----------
     December 31.

          "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal
           ---------------------------
     Quarter, the ratio of (a) EBITDA for the fiscal period consisting of the
                  --------
     four (4) Fiscal Quarters ended on that date minus Capital Expenditures made
                                                 -----
     by Borrower and its Subsidiaries during such fiscal period to (b) the sum
                                                                --         ---
     of (i) Interest Expense of Borrower and its Subsidiaries for such fiscal
     --
     period plus (ii) the current portion of long-term debt of Borrower and its
            ----
     Subsidiaries on such date.

          "Foreign Currency" means, with respect to a Foreign Currency Loan or
           ----------------
     Foreign Currency Letter of Credit, the foreign currency applicable to that Foreign Currency Loan or Foreign Currency Letter of Credit.

          "Foreign Currency Banking Day" means any Banking Day on which dealings
           ----------------------------
     in deposits in the applicable Foreign Currency are conducted by and among banks in the Designated Foreign Currency Market.

          "Foreign Currency Equivalent" means, as of any date of determination,
           ---------------------------
     the equivalent amount in Dollars of a Foreign Currency Loan or a Foreign Currency Letter of Credit, as the case may be, using the currency exchange rate for such date for the applicable Foreign Currency in the New York City wholesale foreign currency exchange market in trading among banks in amounts of $1,000,000 or more, as reported in the Wall Street Journal, or,
                                                       -------------------
     if not so reported for such date, as otherwise reasonably determined by the Administrative Agent.

          "Foreign Currency Letter of Credit" means a Letter of Credit issued or
           ---------------------------------
     to be issued in (a) Japanese Yen or (b) such other currency (other than
                                                                  ----- ----
     Dollars) as may be acceptable to all of the Lenders in their sole and absolute discretion.

          "Foreign Currency Loan" means a Loan made or to be made in (a)
           ---------------------
     Japanese Yen or (b) such other currency (other than Dollars) as may be
                                              ----- ----
     acceptable to all of the Lenders in their sole and absolute discretion.

          "Foreign Currency Market" means a regular established market located
           -----------------------
     outside the United States of America by and among banks for the solicitation, offer and acceptance of Foreign Currency deposits in such banks.

          "Foreign Currency Period" means, as to each Foreign Currency Loan, the
           -----------------------
     period commencing on the date specified by Borrower pursuant to Section

     2.1(d) and ending 1, 2, 3, 6 or 12 months (or, with the written consent of
     ------
     all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
                                         --------

               (a) The first day of any Foreign Currency Period shall be a Foreign Currency Banking Day;

               (b) Any Foreign Currency Period that would otherwise end on a day that is not a Foreign Currency Banking Day shall be extended to the immediately succeeding Foreign Currency Banking Day unless such Foreign Currency Banking Day falls in another calendar month, in which case such Foreign Currency Period shall end on the immediately preceding Foreign Currency Banking Day;

               (c) No Foreign Currency Period shall extend beyond the Line A Maturity Date.

          "Foreign Currency Rate" means, with respect to any Foreign Currency
           ---------------------
     Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in that Foreign Currency are offered to the Administrative Agent in the Designated Foreign Currency Market, two (2) Foreign Currency Banking Days before the first day of the applicable Foreign Currency Period in an aggregate amount approximately equal to the amount of the Advance to be made by the Administrative Agent with respect to such Foreign Currency Rate Loan and for a period of time comparable to the number of days in the applicable Foreign Currency Period.

          "Foreign Subsidiary" means a Subsidiary of Borrower that (a) is
           ------------------
     organized under the Laws of a jurisdiction other than the United States of
                                                ----------
     America, any State thereof or the District of Columbia and (b) conducts all or substantially all of its business outside the United States of America.

          "Funded Debt Ratio" means, as of the last day of any Fiscal Quarter,
           -----------------
     the ratio of (a) the sum of (i) all Indebtedness of Borrower and its
         --------         ------
     Subsidiaries on that date other than Indebtedness evidenced by the Notes
                               ----------
     plus (ii) the average daily balance of Indebtedness evidenced by the Notes
     ----
     for such Fiscal Quarter (or, if such Fiscal Quarter commenced prior to the Closing Date, for the period commencing on the Closing Date and ended on the last day of such Fiscal Quarter) to (b) EBITDA for the fiscal period
                                          --
     consisting of the four (4) Fiscal Quarters ended on that date.

          "GAAP" means, as of any date of determination, accounting principles
           ----
     (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith,
                         --------------------
     means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable (a) direct full faith
           ---------------------
     and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
     state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi-governmental agency, authority, board, bureau, central bank, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

          "Guaranty Obligation" means, as to any Person, any (a) guarantee by
           -------------------
     that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including
                                                                    ---------
     any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided,
                                                                       --------
     however, that the term Guaranty Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower.

          "Hazardous Materials" means substances defined as "hazardous
           -------------------
     substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all Laws governing the treatment,
           ------------------------
     transportation or disposal of Hazardous Materials applicable to any of the Real Property.

          "Headquarters Transaction" means the sale or other disposition of all
           ------------------------
     or any portion of the real Property (including leasehold interests in real
                                          ---------
     Property) located in Carlsbad, California and occupied by Borrower as of the Closing Date, and/or the leaseback thereof by Borrower.

          "Indebtedness" means, as to any Person (without duplication), (a)
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the
                        ---------
     ordinary course of business in accordance with ordinary trade terms),

     including any Guaranty Obligation for any such indebtedness, (b)
     ---------
     indebtedness of such Person of the nature described in clause (a) that is
                                                                    -
     non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person,
     (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Interest Rate Protection Agreements.

          "Intangible Assets" means assets that are considered intangible assets
           -----------------
     under GAAP, including customer lists, goodwill, covenants not to compete,
                 ---------
     copyrights, trade names, trademarks and patents.

          "Interest Expense" means, with respect to any Person and as of the
           ----------------
     last day of any fiscal period, the sum of (a) all interest, fees, charges
                                        ------
     and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money

     (including any obligations for fees, charges and related expenses payable
     ----------
     to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP plus (b) the
                                                              ----
     portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "Interest Rate Protection Agreement" means a written agreement between
           ----------------------------------
     Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "Investment" means, when used in connection with any Person, any
           ----------
     investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any
                                                                   ---------
     partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of
                                                       -----
     capital with respect to
     such Investment which has actually been received in Cash or has been converted into Cash or a Cash Equivalent), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Issuing Lender" means Wells Fargo Bank, National Association.
           --------------

          "Laws" means, collectively, all international, foreign, federal, state
           ----
     and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Lender" means each lender whose name is set forth in the signature
           ------
     pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8.
                                           ----

          "Letters of Credit" means (a) the Existing Letters of Credit and (b)
           -----------------
     any of the Commercial Letters of Credit or Standby Letters of Credit issued by the Issuing Lender under the Line A Commitment pursuant to Section 2.4,
                                                                           ---
     either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any conditional sale or other
                                        ---------
     title retention agreement, any lease in the nature of a security interest, and/or the filing of any financing statement (other than a precautionary
                                                   ----- ----
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Line A Commitment" means, subject to Sections 2.5 and 2.6,
           -----------------                             ---     ---
     $100,000,000. The respective Pro Rata Shares of the Lenders with respect to the Line A Commitment are set forth in Schedule 1.1.
                                               ------------

          "Line A Maturity Date" means the earlier of (a) the date that is five
           --------------------            ----------
     (5) years after the Closing Date or (b) January 31, 2003.

          "Line A Note" means any of the promissory notes made by Borrower to a
           -----------
     Lender evidencing Advances under that Lender's Pro Rata Share of the Line A Commitment, substantially in the form of Exhibit C, either as originally
                                              ---------
     executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Line A Loan" means any Loan made under the Line A Commitment.
           -----------

          "Line B Commitment" means, subject to Sections 2.5 and 2.6,
           -----------------                             ---     ---
     $50,000,000. The respective Pro Rata Shares of the Lenders with respect to the Line B Commitment are set forth in Schedule 1.1.
                                            ------------

          "Line B Loan" means a Loan made under the Line B Commitment.
           -----------

          "Line B Maturity Date" means the date that is 364 days after the
           --------------------
     Closing Date.

          "Line B Note" means any of the promissory notes made by Borrower to a
           -----------
     Lender evidencing Advances under the Lender's Pro Rata Share of the Line B Commitment, substantially in the form of Exhibit D, either as originally
                                              ---------
     executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Loan" means the aggregate of the Advances made at any one time by the
           ----
     Lenders pursuant to Section 2.1.
                                 ---

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Subsidiary Guaranty and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation G or U.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
     which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrower to perform the Obligations.

          "Monthly Payment Date" means the last day of each calendar month.
           --------------------

          "Multiemployer Plan" means any employee benefit plan of the type
           ------------------
     described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes or is obligated to contribute.

          "Negative Pledge" means a Contractual Obligation which contains a
           ---------------
     covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in
                                   ----- ----
     a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

          "Net Cash Issuance Proceeds" means, with respect to the issuance of
           --------------------------
     any debt security or equity security by Borrower or any of its Subsidiaries, the Cash proceeds received by or for the account of Borrower or such Subsidiary in consideration of such issuance net of (a)
                                                          --- --
     underwriting discounts and commissions actually paid to any Person not an Affiliate of Borrower and (b) professional fees and disbursements actually paid in connection therewith.

          "Net Cash Sales Proceeds" means, with respect to any Disposition, the
           -----------------------
     sum of (a) the Cash proceeds received by or for the account of Borrower and
     ------
     its Subsidiaries from such Disposition plus (b) the amount of Cash received
                                            ----
     by or for the account of Borrower and its Subsidiaries upon the sale, collection or other liquidation of any proceeds that are not Cash from such Disposition, in each case net of (i) any amount required to be paid to any
                               ------
     Person owning an interest in the assets disposed of, (ii) any amount applied to the repayment of Indebtedness secured by a Lien permitted under
     Section 6.9 on the asset disposed of, (iii) any transfer, income or other
             ---
     taxes payable as a result of such Disposition, (iv) professional fees and expenses, fees due to any Governmental Agency, broker's commissions and other out-of-pocket costs of sale actually paid to any Person that is not an Affiliate of Borrower attributable to such Disposition and (v) any reserves established in accordance with GAAP in connection with such Disposition.

          "Net Income" means, with respect to any fiscal period, the
           ----------
     consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

          "Notes" means the Line A Notes and the Line B Notes.
           -----

          "Obligations" means all present and future obligations of every kind
           -----------
     or nature of Borrower or any of its Subsidiaries at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as
                       ---------
     obligations of payment, and including interest that accrues after the
                                 ---------
     commencement of any proceeding under any Debtor Relief Law by or against Borrower or any of its Subsidiaries.

          "Opinion of Counsel" means the favorable written legal opinion of
           ------------------
     Steven C. McCracken, Esq., general counsel, or Ann McConlogue, Esq., corporate counsel, to Borrower and its Subsidiaries, substantially in the form of Exhibit E, together with copies of all factual certificates and
             ---------
     legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied.

          "Party" means any Person other than the Administrative Agent and the
           -----
     Lenders, which now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
     thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term
           ------------
     is defined in Section 3(2) of ERISA), other than a Multiemployer Plan,
                                           ----------
     which is subject to Title IV of ERISA and is maintained by Borrower or to which Borrower contributes or has an obligation to contribute.

          "Permitted Acquisition" means an Acquisition by Borrower or one of its
           ---------------------
     Subsidiaries of a Person engaged in the same or a closely-related line of business as Borrower; provided that (a) no Default or Event of Default then
                           --------
     exists or would result therefrom and (b) giving effect thereto, the aggregate purchase prices (whether in Cash, Property or capital stock of Borrower) paid by Borrower and its Subsidiaries do not exceed (i) $25,000,000 for all Acquisitions made by Borrower and its Subsidiaries during the preceding twelve (12) month period or (ii) $100,000,000 during the period commencing on the Closing Date and ending on the date of such Acquisition.

          "Permitted Encumbrances" means:
           ----------------------

               (a) Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations
                  --------
     secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that,
                                                                 --------
     by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

               (c) defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

               (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

               (i) statutory Liens, other than those described in clauses (a) or
                                                                           -
     (b) above, arising in the ordinary course of business with respect to
      -
     obligations which are not delinquent or are being contested in good faith,

     provided that, if delinquent, adequate reserves have been set aside with
     --------
     respect thereto and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;

               (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all such pledges and deposits
                  --------
     in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts
                                                    ----- ----
     creating or evidencing an extension of credit to the depositor);

               (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower;

               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

               (r) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that, adequate
                                                         --------
     reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture; and

               (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held.

          "Permitted Right of Others" means a Right of Others consisting of (a)
           -------------------------
     an interest (other than a legal or equitable co-ownership interest, an
                  ----- ----
     option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Person" means any individual or entity, including a trustee,
           ------                                  ---------
     corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

          "Pricing Certificate" means a certificate in the form of Exhibit F,
           -------------------                                     ---------
     properly completed and signed by a Senior Officer of Borrower.

          "Pricing Period" means (a) the period commencing on the Closing Date
           --------------
     and ending on February 15, 1998, (b) the period commencing on February 16, 1998, and each subsequent February 16, and ending on the next following May 15, (c) the period commencing on each subsequent May 16 and ending on the next following August 15, (d) the period commencing on each subsequent August 16 and ending on the next following November 15 and (e) the period commencing on each subsequent November 16 and ending on the next following February 15.

          "Prime Rate" means the rate of interest announced from time to time by
           ----------
     the Administrative Agent in San Francisco, California (or other headquarters city of the Administrative Agent), as its "prime rate." The "prime rate" is one of several base rates used by the Administrative Agent and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The "prime rate" is evidenced by the recording thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. Any change in the Prime Rate shall take effect at the opening of business on the day such change is internally announced within the offices of the Administrative Agent.

          "Prior Loan Agreement" means that certain Loan Agreement dated as of
           --------------------
     December 1, 1994 (as heretofore amended) between Wells Fargo Bank, National Association (successor by merger to First Interstate Bank of California) and Borrower.

          "Projections" means the projected financial information dated January
           -----------
     9, 1998 prepared by Borrower and contained in the Confidential Offering Memorandum dated January, 1998 furnished to the Lenders.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means, with respect to each Lender, the percentage of
           --------------
     the Commitments set forth opposite the name of that Lender on Schedule 1.1,
                                                                   ------------
     as such percentage may be increased or decreased pursuant to a Commitments Assignment and Acceptance executed in accordance with Section 11.8.
                                                                   ----

          "Quarterly Payment Date" means each December 31, March 31, June 30 and
           ----------------------
     September 30.

          "Real Property" means, as of any date of determination, all real
           -------------
     property then or theretofore owned, leased or occupied by Borrower.

          "Regulation D" means Regulation D, as at any time amended, of the
           ------------
     Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

          "Regulations G and U" means Regulations G and U, as at any time
           -------------------
     amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "Request for Letter of Credit" means a written request for a Letter of
           ----------------------------
     Credit substantially in the form of Exhibit G, signed by a Responsible
                                         ---------
     Official of Borrower and properly completed to provide all information required to be included therein.

          "Request for Loan" means a written request for a Loan substantially in
           ----------------
     the form of Exhibit H, signed by a Responsible Official of Borrower, on
                 ---------
     behalf of Borrower, and properly completed to provide all information required to be included therein.

          "Requirement of Law" means, as to any Person, the articles or
           ------------------
     certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Lenders" means (a) as of any date of determination if the
           -----------------
     Commitments are then in effect, Lenders having in the aggregate 50.1% or more of the Commitments then in effect and (b) as of any date of determination if the Commitments have then been suspended or terminated and there is then any Indebtedness evidenced by the Notes, Lenders holding Notes evidencing in the aggregate 50.1% or more of the aggregate Indebtedness then evidenced by the Notes.

          "Responsible Official" means (a) any Senior Officer of Borrower and
           --------------------
     (b) any other responsible official of Borrower so designated in a written notice thereof from a Senior Officer to the Administrative Agent. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, partnership and/or other action on the part of Borrower or such Subsidiary.

          "Right of Others" means, as to any Property in which a Person has an
           ---------------
     interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien;
                       ---------
     provided, however, that (a) no covenant restricting the use or disposition
     --------
     of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

          "Seller Subordinated Notes" means promissory notes of Borrower payable
           -------------------------
     to the sellers of a business issued in connection with a Permitted Acquisition that meet the requirements of subclauses (ii) through (vi) of
                                                           --           --
     clause (b) of the definition of Subordinated Obligations.
             -

          "Senior Officer" means (a) the chief executive officer, (b) the
           --------------
     president, (c) any executive vice president, (d) the chief financial officer, (e) the treasurer, or (f) the controller, in each case of Borrower.

          "Significant Subsidiary" means, as of any date of determination, a
           ----------------------
     Subsidiary of Borrower that (a) has total assets of $5,000,000 (or the Foreign Currency Equivalent thereof) or more or (b) during the most recently ended Fiscal Year had total revenues of $5,000,000 (or the Foreign Currency Equivalent thereof) or more.

          "Special Eurodollar Circumstance" means the application or adoption
           -------------------------------
     after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

          "Standby Letter of Credit" means each Letter of Credit that is not a
           ------------------------
     Commercial Letter of Credit.

          "Stock Repurchase" means the repurchase, redemption or other
           ----------------
     acquisition by Borrower of outstanding shares of Common Stock.

          "Stock Repurchase Adjustment" means, as of any date of determination,
           ---------------------------
     with respect to all Stock Repurchases made during the period commencing on October 1, 1997 and ending on such date, an amount equal to the aggregate purchase prices paid for such Stock Repurchases, but not in excess of $75,000,000. The foregoing definition assumes that, pursuant to GAAP, any subsequent contribution of Common Stock which is the subject of a Stock Repurchase to the "Callaway Golf Company Grantor Stock Trust" will not affect the reduction in Stockholders' Equity required by GAAP upon such Stock Repurchase.

          "Stockholders' Equity" means, as of any date of determination and with
           --------------------
     respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with GAAP; provided that there
                                                         --------
     shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

          "Subordinated Obligations" means (a) any Seller Subordinated Notes and
           ------------------------
     (b) any other Indebtedness of Borrower that (i) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to December 31, 2003, (ii) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (iii) is not guarantied by any Subsidiary of Borrower, (iv) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to the Requisite Lenders, (v) is subject to such financial and other covenants and events of default as may be acceptable to the Requisite Lenders and (vi) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to the Requisite Lenders.

          "Subsidiary" means, as of any date of determination and with respect
           ----------
     to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Guarantors" means all Domestic Subsidiaries of Borrower
           ---------------------
     that are Significant Subsidiaries.

          "Subsidiary Guaranty" means the continuing guaranty of the Obligations
           -------------------
     to be executed and delivered pursuant to Article 8 by each Subsidiary
                                              ---------
     Guarantor, in the form of Exhibit I, either as originally executed or as it
                               ---------
     may from time to time be supplemented, modified, amended, extended or supplanted.

          "Swing Line" means the revolving line of credit established by the
           ----------
     Swing Line Lender in favor of Borrower pursuant to Section 2.8.
                                                                ---

          "Swing Line Documents" means the promissory note and any other
           --------------------
     documents executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

          "Swing Line Lender" means Wells Fargo Bank, National Association.
           -----------------

          "Swing Line Loans" means loans made by the Swing Line Lender to
           ----------------
     Borrower pursuant to Section 2.8.
                                  ---

          "Swing Line Outstandings" means, as of any date of determination, the
           -----------------------
     aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

          "to the best knowledge of" means, when modifying a representation,
           ------------------------
     warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "type", when used with respect to any Loan or Advance, means the
           ----
     designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

          "Wholly-Owned Subsidiary" means a Subsidiary of Borrower, 100% of the
           -----------------------
     capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, except for director's qualifying shares required
                              ------
     by applicable Laws.

          1.2  Use of Defined Terms.  Any defined term used in the plural shall
               --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3  Accounting Terms.  All accounting terms not specifically defined
               ----------------
in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed
                                    ------
herein. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Sections 6.12 through 6.15, inclusive, would
                                         ----         ----
then be calculated in a different manner or with different components, (a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the
                              ---------
Lenders, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

          1.4  Rounding.  Any financial ratios required to be maintained by
               --------
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5  Exhibits and Schedules.  All Exhibits and Schedules to this
               ----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6  References to "Borrower and its Subsidiaries".  Any reference
               --------------------------------------------
herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

          1.7  Miscellaneous Terms.  The term "or" is disjunctive; the term
               -------------------
"and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   Article 2
                          LOANS AND LETTERS OF CREDIT
                          ---------------------------


          2.1  Loans-General.
               --------------

                  (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Line A Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Line A Commitment, make Advances to Borrower under the Line A Commitment in such amounts as Borrower may request that do not result in the sum of (i) the aggregate principal amount outstanding under the
              --- --
Line A Notes plus (ii) the Aggregate Effective Amount of all outstanding
             ----
Letters of Credit plus (iii) the Swing Line Outstandings to exceed the Line A
                  ----
Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Line A Commitment without premium or penalty.

                  (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Line B Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Line B Commitment, make Advances to Borrower under the Line B Commitment in such amounts as Borrower may request that do not result in the aggregate principal amount outstanding under the Line B Notes to exceed the Line B Commitment; provided, however, that the Lenders shall not be
                              --------  -------
obligated to make Advances under the Line B Commitment if there is then any unused credit availability under the Line A Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Line B Commitment without premium or penalty.

                  (c) Subject to the limitations contained in Subsection (a) above, up to the Foreign Currency Equivalent of $20,000,000 shall be available under the Line A Commitment, at the election of Borrower, in the form of one or more Foreign Currency Loans. With respect to Foreign Currency Loans:

                      (i) All principal of, and interest on, any Foreign Currency Loan shall be payable in the same currency as that Foreign Currency Loan;

                    (ii) Each Foreign Currency Loan shall be due and payable on the earlier of (A) the last day of the related Foreign Currency
                  ----------
          Period or (B) the Line A Maturity Date;

                    (iii)  Determination of credit availability under Section

          2.1(a), if there are then any outstanding Foreign Currency Loans or
          ------
          Foreign Currency Letters of Credit, shall be based on the Foreign Currency Equivalent thereof as of the Banking Day immediately preceding the date of the Request for Loan;

                    (iv) The Requisite Lenders may suspend the obligation of the Lenders to make Foreign Currency Loans with respect to a particular Foreign Currency if the Requisite Lenders determine that current or reasonably expected market conditions for that Foreign Currency are unusually unstable or make it unlawful, impossible or impracticable for the Lenders to fund or hedge their obligations with respect to a Foreign Currency Loan;

                    (v) Concurrently with any Request for Loan with respect to a Foreign Currency Loan, Borrower shall pay to the Administrative Agent, for the account of the Lenders pro rata in accordance with their Pro Rata Share of the Line A Commitment, a processing fee of $2,500;

                    (vi) A Request for Loan with respect to a Foreign Currency Loan shall be made at the time and in the manner required for a Eurodollar Rate Loan pursuant to Section 2.3, mutatis mutandis, except
                                                   ---  ------- --------  ------
          that the words "four (4) Foreign Currency Banking Days" shall be substituted for the words "three (3) Eurodollar Banking Days" in
          Section 2.3(a);
                  ------

                    (vii) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than six (6) Foreign Currency Loans and Eurodollar Loans shall be outstanding at any one time; and

                    (viii) Borrower shall execute and deliver, to any Lender requesting it, a promissory note payable in the applicable Foreign Currency in a form consistent with this Agreement covering that Lender's Pro Rata Share of any Foreign Currency Loan.

               (d) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan and (v) in the case of a Foreign Currency Loan, the Foreign Currency and the Foreign Currency Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan (conforming to the preceding sentence) in person or by telecopier to the Administrative Agent. Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

               (e) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Foreign Currency, the applicable Eurodollar Period or Foreign Currency Period, and that Lender's Pro Rata Share of the Loan. Not later than 10:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds (if a Foreign Currency Loan, in the applicable Foreign Currency) available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8,
                                                                      ---------
     all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

               (f) Unless the Requisite Lenders otherwise consent, each Alternate Base Rate Loan shall be not less than $1,000,000, each Eurodollar Rate Loan shall be not less than $2,500,000, each Foreign Currency Loan shall be not less than the Foreign Currency Equivalent of $2,500,000 and all Loans shall be in an integral multiple of $500,000 or the Foreign Currency Equivalent thereof.

               (g) The Advances made by each Lender under the Line A Commitment shall be evidenced by that Lender's Line A Note and the Advances made by each Lender under the Line B Commitment shall be evidenced by that Lender's Line B Note. Unless a Lender has received a promissory note evidencing its Pro Rata Share of a Foreign Currency Loan pursuant to

     Section 2.1(c)(vii), the Advances made by each Lender as part of a Foreign
             -----------
     Currency Loan shall be evidenced by that Lender's Line A Note, with the references therein to "Dollars" being deemed references to the Foreign Currency which is the subject of such Foreign Currency Loan.

               (h) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

               (i) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(d), if applicable) has
                                                   ------
     been made within the requisite notice periods set forth in Section 2.2 or
                                                                        ---
     2.3 prior to the end of the Eurodollar Period for any outstanding
     ---
     Eurodollar Rate Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

          2.2  Alternate Base Rate Loans.  Each request by Borrower for an
               -------------------------
Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of
Section 2.1(d), if applicable) received by the Administrative Agent, at the
        ------
Administrative Agent's Office, not later than 11:00 a.m. California time, on the date (which must be a Banking Day) immediately prior to the date of the requested Alternate Base Rate Loan. All Loans (other than Foreign Currency
                                                ----- ----
Loans) shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.
                                           ---

          2.3  Eurodollar Rate Loans.
               ---------------------

                  (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(d), if applicable) received by
                                              ------
the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                  (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

          (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than six (6) Eurodollar Rate Loans and Foreign Currency Loans shall be outstanding at any one time.

          (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

          (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

   2.4  Letters of Credit.
        -----------------

          (a) The Existing Letters of Credit described in Schedule 2.4 shall be
                                                          ------------
Letters of Credit for all purposes under this Agreement. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Line A Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Line A Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit,
                  --------
the sum of (A) the aggregate principal amount outstanding under the Line A
    ---
Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of
       ----
Credit, plus (C) the Swing Line Outstanding do not exceed the then applicable
        ----
Line A Commitment, (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $10,000,000 and (iii) with respect to a Request for Letter of Credit with respect to a Foreign Currency Letter of Credit, the Issuing Lender shall not be obligated to issue the Foreign Currency Letter of Credit with respect to a particular Foreign Currency if and so long as the Issuing Lender determines that current or reasonably expected market conditions for that Foreign Currency are unusually unstable or would make it unlawful, impossible or impracticable for the Issuing Lender to fund or hedge its obligations under the Foreign Currency Letter of Credit. For purposes of the foregoing, the aggregate principal amount outstanding under the Line A Notes and the Aggregate Effective Amount of outstanding Letters of Credit, to the extent consisting of Foreign Currency Loans and Foreign Currency Letters of Credit, respectively, shall be based on the Foreign Currency Equivalents thereof as of the Banking Day immediately preceding the date of the Request for Letter of Credit. Each Letter of Credit shall be in a form acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed one (1) year or extend beyond the Line A Maturity Date.

          (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least two (2) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

          (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

          (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Loans for two (2) Banking Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to
Section 2.4(c), the interest amount of any such payment shall be for the account
        ------
of the Issuing Lender. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.4(c) for its Pro Rata Share of any payment made by the
                    ------
Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this
Section 2.4(d) and shall share, in accordance with that pro rata participation,
        ------
in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender reimbursed the Issuing Lender) with respect to such claim.

          (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment
                                     ------
required by Section 2.4(d) and, for this purpose, the conditions precedent set
                    ------
forth in Article 8 shall not apply.  The proceeds of such Advances shall be paid
         ---------
directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

          (f) If Borrower fails to make the payment required by Section 2.4(d)
                                                                        ------
within the time period therein set forth, in lieu of the reimbursement to the Issuing Lender under Section 2.4(c) the Issuing Lender may (but is not required
                             ------
to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Line A Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid
         ---------
directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

          (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

          (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code
Section 5109. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

                    (i) any lack of validity or enforceability prior to its stated expiration date of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                    (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of

          Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                    (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared substantially to comply with the terms of the Letter of Credit;

                    (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                    (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                    (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                    (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                    (ix) any failure or delay in notice of shipments or arrival of any Property;

                    (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                    (xi) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

                    (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                    (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears substantially to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                    (xiv) where the Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever.

            (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6, mutatis mutandis.
                                                ----  ------- --------

            (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

       2.5  Voluntary Reduction of Commitments.  Borrower shall have the
            ----------------------------------
right, at any time and from time to time, without penalty or charge, upon at least five (5) Banking Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $500,000 but not less than $2,500,000, or to terminate, all or a portion of the then undisbursed portion of the Commitments. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section.

       2.6  Optional Termination of Commitments.  Following the occurrence of
            -----------------------------------
a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt of Borrower's
    --------                                -------
written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitments, in which case the Commitments shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrower thereof.

          2.7  Administrative Agent's Right to Assume Funds Available for
               ----------------------------------------------------------
Advances.  Unless the Administrative Agent shall have been notified by any
--------
Lender no later than 10:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

          2.8  Swing Line Loans.  (a) The Swing Line Lender shall from time to
               ----------------
time from the Closing Date through the day prior to the Line A Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request,

provided that (a) after giving effect to such Swing Line Loan, the Swing Line
--------
Outstandings do not exceed $5,000,000, (b) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (c) the Swing Line Lender has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under Section 2.1(a) (and such verification shall be
                                   -----
promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

          (a) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Line A Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

          (b) The Swing Line Loans shall be payable on demand made by the Swing Line Lender and in any event on the Line A Maturity Date.

          (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Commitment times the amount
                                                               -----
of the Swing Line Loan. Within one (1) Banking Day after demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share of the Line A Commitment, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default;

provided that no Lender shall be obligated to purchase its Pro Rata Share of (i)
--------
Swing Line Loans to the extent that Swing Line Outstandings are in excess of $5,000,000 and (ii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

          (d) In the event that the Swing Line Outstandings are in excess of $3,000,000 on three (3) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings below $3,000,000), Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to reduce the Swing Line
                           ------
Outstandings below $3,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to Section 2.1(a)
                                                                       ------
sufficient to repay all Swing Line Outstandings (and, for this purpose, Section

2.1(f) shall not apply).   In each case, the Administrative Agent shall
------
automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may,
                          ---
but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Lenders under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be
                                  ---------
made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

          2.9  Guaranty.  The Obligations shall be guaranteed pursuant to the
               --------
Subsidiary Guaranty.

                                   Article 3
                               PAYMENTS AND FEES
                               -----------------


          3.1  Principal and Interest.
               ----------------------

                 (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                 (b) Interest accrued on each Alternate Base Rate Loan shall be due and payable on each Monthly Payment Date. Except as otherwise provided in
                                              ------
Section 3.9, the unpaid principal amount of any Alternate Base Rate Loan
        ---
shall bear interest at a fluctuating rate per annum equal to the Alternate
Base Rate. Each change in the interest rate under this Section 3.1(b) due to a
                                                               ------
change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

                 (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.9, the
                               ------                                  ---
unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus
                                                                          ----
the Applicable Eurodollar Rate Margin.

                 (d) Each Foreign Currency Loan shall bear interest at a rate per annum equal to the Foreign Currency Rate for that Foreign Currency Loan plus
                                                                            ----
 .45 of 1% (45 basis points).

                 (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                    (i)    the amount, if any, by which the sum of (A) the
                                                            ---
          principal Indebtedness evidenced by the Line A Notes plus (B) the
                                                               ----
          Aggregate Effective Amount of all outstanding Letters of Credit plus
                                                                          ----
          (C) the Swing Line Outstandings at any time exceeds the then applicable Line A Commitment shall be payable immediately (with the aggregate principal amount outstanding under the Line A Notes and Aggregate Effective Amount of outstanding Letters of Credit, to the extent consisting of Foreign Currency Loans and Foreign Currency Letters of Credit, respectively, being based on the Foreign Currency Equivalents thereof as of the last Banking Day in each calendar month);

                    (ii) the amount, if any, by which the principal Indebtedness evidenced by the Line B Notes at any time exceeds the then applicable Line B Commitment shall be payable immediately;

                    (iii) the principal Indebtedness evidenced by the Line A Notes shall in any event be payable on the Line A Maturity Date; and

                    (iv) the principal Indebtedness evidenced by the Line B Notes shall in any event be payable on the Line B Maturity Date.

            (f) The principal Indebtedness evidenced by the Notes shall be prepaid on or before the third Banking Day following the receipt by Borrower or any of its Subsidiaries of (i) Net Cash Sales Proceeds from Dispositions (other
                                                                          -----
than the Headquarters Transaction) in excess of $15,000,000 in any Fiscal Year,
----
by an amount equal to the amount of such Net Cash Sales Proceeds in excess of $15,000,000, (ii) Net Cash Issuance Proceeds from the issuance of debt securities of Borrower or any of its Subsidiaries (except an issuance of debt
                                                   ------
securities to Borrower or to a Subsidiary of Borrower), by an amount equal to 50% of such Net Cash Issuance Proceeds and (iii) Net Cash Issuance Proceeds from the issuance of equity securities of Borrower or any of its Subsidiaries
(except an issuance of equity securities to Borrower or to a Subsidiary of
 ------
Borrower or to employees or former employees of Borrower pursuant to an employee stock option plan maintained by Borrower), by an amount equal to 25% of such Net Cash Issuance Proceeds. Any mandatory prepayments under this Subsection shall be applied first to the Indebtedness evidenced by the Line A Notes and then to the Indebtedness evidenced by the Line B Notes.

            (g) The principal Indebtedness evidenced by the Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment
                            ------
under this Subsection, (i) any partial prepayment shall be not less than $1,000,000 and shall be an integral multiple of $500,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date that is one (1) Banking Day before the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.7(e).
                                                         ------

          3.2  Arrangement Fee.  On the Closing Date, Borrower shall pay to the
               ---------------
Arranger the balance of the arrangement fee as heretofore agreed upon by letter agreement dated November 7, 1997 between Borrower and the Arranger. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

          3.3  Commitment Fee.  From the Closing Date through the Line A
               --------------
Maturity Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Commitments, a commitment fee equal to the sum of (a) the daily Applicable
                                           --- --
Commitment Fee Rate per annum times the average daily amount by which the Line A
                              -----
Commitment exceeds the sum of (i) the average daily principal Indebtedness
                       --- --
evidenced by the Line A Notes plus (ii) the average daily Aggregate Effective
                              ----
Amount of all outstanding Letters of Credit plus (b) the daily Applicable
                                            ----
Commitment Fee Rate per annum times the average daily amount by which the Line B
                              -----
Commitment exceeds the average daily principal Indebtedness evidenced by the Line B Notes. The average daily principal indebtedness evidenced by the Line A Notes, in the case of Foreign Currency Loans, and the average daily Aggregate Effective Amount of outstanding Letters of Credit, in the case of Foreign Currency Letters of Credit, shall be determined for this purpose for each calendar month of the Fiscal Quarter based on the Foreign Currency Equivalents thereof as of the last Banking Day in each such calendar month. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Line A Maturity Date.

          3.4  Agency Fee.  Borrower shall pay to the Administrative Agent an
               ----------
agency fee in such amounts and at such times as heretofore agreed upon by letter agreement dated November 7, 1997 between Borrower and the Administrative Agent. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

     3.5  Letter of Credit Fees.  With respect to each Letter of Credit,
          ---------------------
Borrower shall pay the following fees:

            (a) concurrently with the issuance of each Standby Letter of Credit, a letter of credit issuance fee to the Issuing Lender for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender;

            (b) concurrently with the issuance of each Standby Letter of Credit, to the Administrative Agent for the ratable account of the Lenders in accordance with their Pro Rata Share of the Line A Commitment, a standby letter of credit fee in an amount equal to the Applicable Standby Letter of Credit Fee as of the date of such issuance times the face amount of such Standby Letter of Credit
                      -----
through the termination or expiration of such Standby Letter of Credit, which the Administrative Agent shall promptly pay to the Lenders; and

            (c) concurrently with each issuance, negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Lender's published scheduled fees for such services.

All fees with respect to a Foreign Currency Letter of Credit shall be payable in Dollars based on the Foreign Currency Equivalent as of the Banking Day immediately preceding the date of the Request for Letter of Credit. Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

       3.6  Increased Commitment Costs.  If any Lender shall determine in
            --------------------------
good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling such Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such

Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) Banking Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided
                                                                      --------
that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

          3.7  Eurodollar Costs and Related Matters.
               ------------------------------------

                 (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency,
                                                   ---------
     supplemental or other reserve) with respect to the Eurodollar Obligations hereunder of that Lender, Borrower shall pay that Lender within five (5) Banking Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided, that
                                                             --------
     Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand). The Lender's determination of such amount shall be conclusive in the absence of manifest error.

                 (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                     (1) shall subject any Lender or its Eurodollar Lending
               Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on
                                         ---------
               or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then
                                   -----
               required by applicable Laws;

                         (2) shall impose, modify or deem applicable any reserve
               not applicable or deemed applicable on the date hereof (including
                                                                       ---------
               any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

                         (3) shall impose on any Lender or its Eurodollar
               Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar

     Market); provided, that Borrower shall not be obligated to pay any such
              --------
     amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

          (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be
                         --------
subject to payment of a prepayment fee under Section 3.7(e).  Each Lender agrees
                                                     ------
to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

               (d) If, with respect to any proposed Eurodollar Rate Loan:

                       (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                       (2) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

     then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended.

              (e) Upon payment or prepayment of any Eurodollar Rate Advance (other than as the result of a conversion required under Section 3.7(c)) on
                                                                      -----
     a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation pursuant to Section 2.1(a) to make an Advance) to
                                                  -----
     borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within five (5) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:
     ---
                       (1) the present value of the excess, if any, of (i) the additional interest that would have accrued on the amount prepaid or not borrowed at the Eurodollar Rate if that amount had remained or been outstanding through the last day of the applicable Eurodollar Period over (ii) the interest that the Lender could recover by placing
                 ----
          such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Eurodollar Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus
                                                   ----

                    (2) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

     Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

               (f) Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause
                                                                   -
(b) of this Section, and agrees to designate a different Eurodollar Lending
 -
Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

          3.8  Foreign Currency Costs and Related Matters.  The provisions set
               ------------------------------------------
forth in Section 3.7 are incorporated herein, mutatis mutandis, with each
                 ---                          ------- --------
reference therein to "Eurodollar" being herein a reference to "Foreign
Currency."

          3.9  Late Payments.  If any installment of principal or interest or
               -------------
any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus 2%, to the fullest extent permitted by
------                         ----
applicable Laws.  Accrued and unpaid interest on past due amounts (including,
                                                                   ---------
without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

          3.10  Computation of Interest and Fees.  Computation of interest and
                --------------------------------
fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.11  Non-Banking Days.  If any payment to be made by Borrower or any
                ----------------
other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

          3.12  Manner and Treatment of Payments.
                --------------------------------

                (a) Each payment hereunder (except payments pursuant to Sections
                                            ------
3.6, 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan
---  ---  ---  ----  -----     -----
Document shall be made to the Administrative Agent at the Administrative Agent's Office for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America, except that payments of principal and interest on Foreign Currency
         ------
Loans, and reimbursement payments in respect of Foreign Currency Letters of Credit, shall be made in the Foreign Currency of that Foreign Currency Loan or Foreign Currency Letter of Credit.

                (b) Borrower hereby authorizes the Administrative Agent to debit the Designated Deposit Account as of the date any payment of principal, interest, commitment fee or other amount payable by Borrower under this Agreement is due in an amount equal to such payment. Borrower hereby agrees to take such steps as are necessary to assure that the Designated Deposit Account will, on each such date, have a credit balance in immediately available funds at least equal to the amount of such payment.

          (c) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

          (d) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to each of its Notes and, subject to
Section 10.6(g), such record shall, as against Borrower, be presumptive evidence
        -------
of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower's obligation to pay the Obligations.

          (e) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall
---------
net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
Section 11.21, to the extent such forms are then required by applicable Laws
        -----
(all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

    3.13  Funding Sources.  Nothing in this Agreement shall be deemed to
          ---------------
obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

    3.14  Failure to Charge Not Subsequent Waiver.  Any decision by the
          ---------------------------------------
Administrative Agent or any Lender not to require payment of any interest (including
 ---------
interest arising under Section 3.9), fee, cost or other amount payable under
                               ---
any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount
 ---------                                ---
payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

          3.15  Administrative Agent's Right to Assume Payments Will be Made.
                ------------------------------------------------------------
Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

          3.16  Fee Determination Detail.  The Administrative Agent, and any
                ------------------------
Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for
                   ---------
such payment.

          3.17  Survivability.  All of Borrower's obligations under Sections
                -------------
3.6, 3.7 and 3.8 shall survive for the ninety (90) day period following the date
---  ---     ---
on which the Commitments are terminated and all Loans hereunder are fully paid, and Borrower shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrower prior to the expiration of such period.

                                   Article 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


          Borrower represents and warrants to the Lenders that:

          4.1  Existence and Qualification; Power; Compliance With Laws.
               --------------------------------------------------------
Borrower is a corporation duly formed, validly existing and in good standing under the Laws of California. Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to
                                              ------
qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, obtain authorizations, etc., file,
------
register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

          4.2  Authority; Compliance With Other Agreements and Instruments and
               ---------------------------------------------------------------
Government Regulations.  The execution, delivery and performance by Borrower and
----------------------
the Subsidiary Guarantors of the Loan Documents to which each is a Party have been duly authorized by all necessary corporate action, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

               (c) Result in or require the creation or imposition of any Lien

     (other than pursuant to the Loan Documents) or Right of Others upon or with
     ------ ----
     respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) Violate any Requirement of Law applicable to such Party;

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and such Party is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.
           ------

          4.3  No Governmental Approvals Required.  Except as previously
               ----------------------------------   ------
obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any Subsidiary Guarantor of the Loan Documents to which it is a Party.

          4.4  Subsidiaries.
               ------------

               (a) Schedule 4.4 hereto correctly sets forth the names, form of
                   ------------
     legal entity, number of shares of capital stock (or other applicable unit of equity interest) issued and outstanding, and the record owner thereof and jurisdictions of organization of all Subsidiaries of Borrower. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares of
                            ------------
     capital stock, or all of the units of equity interest, as the case may be, of each such Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of
                       ------
     Others.

               (b) Each Subsidiary Guarantor is a corporation duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified
                              ------
     and in good standing does not
     constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (c) Each Subsidiary Guarantor is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary Guarantor has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such
                                  ------
     compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

          4.5  Financial Statements.  Borrower has furnished to the Lenders (a)
               --------------------
the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1996 and (b) the unaudited consolidated balance sheet and statement of operations of Borrower and its Subsidiaries for the Fiscal Quarter ended September 30, 1997. The financial statements described in clause (a) fairly present in all material respects the financial condition,
           -
results of operations and changes in financial position, and the balance sheet and statement of operations described in clause (b) fairly present the financial
                                                 -
condition and results of operations of Borrower and its Subsidiaries as of such dates and for such periods in conformity with GAAP consistently applied, subject only to normal year-end accruals and audit adjustments.

          4.6  No Other Liabilities; No Material Adverse Changes.  Borrower and
               -------------------------------------------------
its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheet described in Section 4.5(b), other than
                                                     ------  ----- ----
liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since September 30, 1997.

          4.7  Title to Property.  Borrower and its Subsidiaries have valid
               -----------------
title to the Property (other than assets which are the subject of a Capital
                       ----- ----
Lease Obligation) reflected in the balance sheet described in Section 4.5(b),
                                                                      ------
other than items of Property or exceptions to title which are in each case
----- ----
immaterial and Property subsequently sold or disposed of in the ordinary course of business. Such Property is free and clear of all Liens and Rights of Others,

other than Liens or Rights of Others described in Schedule 4.7 and Permitted
----------                                        ------------
Encumbrances and Permitted Rights of Others.

          4.8  Intangible Assets.  Borrower and its Subsidiaries own, or possess
               -----------------
the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

          4.9  Public Utility Holding Company Act.  Neither Borrower nor any of
               ----------------------------------
its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.10  Litigation.  Except for (a) any matter fully covered as to
                ----------   ------
subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter that is the subject of a binding indemnification agreement of a financially responsible Person not an Affiliate of Borrower for which such Person has expressly acknowledged responsibility, (c) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (d) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (e) matters set forth in

Schedule 4.10, there are no actions, suits, proceedings or investigations
-------------
pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

          4.11  Binding Obligations.  Each of the Loan Documents to which
                -------------------
Borrower or any of the Subsidiary Guarantors is a Party will, when executed and delivered by Borrower or such Subsidiary Guarantor, constitute the legal, valid and binding obligation of Borrower or such Subsidiary Guarantor, enforceable against Borrower or such Subsidiary Guarantor in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable
------
principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.12  No Default.  No event has occurred and is continuing that is a
                ----------
Default or Event of Default.

          4.13  ERISA.
                -----

               (a) With respect to each Pension Plan:

                    (i) Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                    (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                    (iii) no "reportable event" (as defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by
                     ---------
          regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                    (iv) neither Borrower nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

               (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          4.14  Regulations G and U; Investment Company Act.  No part of the
                -------------------------------------------
proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G and U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          4.15  Disclosure.  No written statement made by a Senior Officer to
                ----------
the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

          4.16  Tax Liability.  Borrower and its Subsidiaries have filed all tax
                -------------
returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested
                         ------
in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

          4.17  Projections.  As of the Closing Date, to the best knowledge of
                -----------
Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section

4.17 shall be construed as a representation or covenant that the Projections in
----
fact will be achieved.

          4.18  Hazardous Materials.  Except as described in Schedule 4.18, as
                -------------------                          -------------
of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders.

                                   Article 5
                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                          --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------


          So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrower shall, and shall cause its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

          5.1  Payment of Taxes and Other Potential Liens.  Pay and discharge
               ------------------------------------------
promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its
                                                  ------
Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

          5.2  Preservation of Existence.  Preserve and maintain their
               -------------------------
respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except (a) a merger permitted by
                                          ------
Section 6.3 or as otherwise permitted by this Agreement or (b) where the failure
        ---
to so qualify or remain qualified would not constitute a Material Adverse
Effect.

          5.3  Maintenance of Properties.  Maintain, preserve and protect all of
               -------------------------
their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect
                       ------
a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower, shall not constitute a violation of this covenant.

          5.4  Maintenance of Insurance.  Maintain liability, casualty and other
               ------------------------
insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate.

          5.5  Compliance With Laws.  Comply with all Requirements of Law
               --------------------
noncompliance with which constitutes a Material Adverse Effect, except that
                                                                ------
Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

          5.6  Inspection Rights.  Upon reasonable notice, at any time during
               -----------------
regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or (with prior coordination through Borrower) independent accountants.

          5.7  Keeping of Records and Books of Account.  Keep adequate records
               ---------------------------------------
and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower and its Subsidiaries.

          5.8  Compliance With Agreements.  Promptly and fully comply with all
               --------------------------
Contractual Obligations to which any one or more of them is a party, except for
                                                                     ------
any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or (c) if the failure to comply does not constitute a Material Adverse Effect.

          5.9  Use of Proceeds.  Use the proceeds of all Loans for working
               ---------------
capital and general corporate purposes of Borrower, including repayment of the
                                                    ---------
Prior Credit Facility, funding of Permitted Acquisitions and the making of Distributions permitted by Section 6.6.
                                   ---

          5.10  Hazardous Materials Laws.  Keep and maintain all Real Property
                ------------------------
and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

          5.11  Additional Domestic Subsidiaries.  Cause each Domestic
                --------------------------------
Subsidiary that becomes a Significant Subsidiary after the Closing Date to execute and deliver an appropriate joinder to the Subsidiary Guaranty.

          5.12  Syndication Process.  Cooperate in such respects as may be
                -------------------
requested by the Arranger in connection with the syndication of the credit facilities under this Agreement, including the provision of information for
                                 ---------
inclusion in written materials furnished to prospective syndicate members and the participation by Senior Officers in meetings with prospective syndicate members. Nothing in this Section 5.12 shall obligate Borrower to amend any Loan
                                  ----
Document.

                                   Article 6
                              NEGATIVE COVENANTS
                              ------------------


          So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section

11.2, of all of the Lenders) otherwise consents:
----

          6.1  Payment of Subordinated Obligations.  Pay any (a) principal
               -----------------------------------
(including sinking fund payments) or any other amount (other than scheduled
----------                                             ----------
interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of
           ------
the indenture or other agreement governing such Subordinated Obligation.

          6.2  Disposition of Property.  Make any Disposition of its Property,
               -----------------------
whether now owned or hereafter acquired, except (a) a Disposition by Borrower to
                                         ------
a Wholly-Owned Subsidiary, or by a Subsidiary to Borrower or a Wholly-Owned Subsidiary, (b) the Headquarters Transaction and (c) a Disposition for which the Net Cash Sales Proceeds, when added to the aggregate Net Cash Sales Proceeds of all Dispositions made in that Fiscal Year, do not exceed an amount equal to 2% of consolidated total assets of Borrower and its Subsidiaries as of the commencement of that Fiscal Year.

          6.3  Mergers.  Merge or consolidate with or into any Person, except
               -------                                                 ------
(a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Subsidiary of Borrower or of Subsidiaries with each other and (b) a merger or consolidation of a Person into Borrower or with or into a Subsidiary of Borrower which constitutes a Permitted Acquisition; provided that (i) Borrower or a
                                           --------
Subsidiary of Borrower is the surviving entity, (ii) no Change in Control results therefrom, (iii) no Default or Event of Default then exists or would result therefrom and (iv) Borrower and each of its Subsidiaries execute such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger.

          6.4  Hostile Acquisitions.  Directly or indirectly use the proceeds of
               --------------------
any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors of such corporation or business entity.

          6.5  Acquisitions.  Make any Acquisition, except a Permitted
               ------------                         ------
Acquisition; provided that no Default or Event of Default then exists or would
             --------
result therefrom.

          6.6  Distributions.  Make any Distribution, whether from capital,
               -------------
income or otherwise, and whether in Cash or other Property, except:
                                                            ------

               (a) Distributions by any Subsidiary of Borrower to Borrower or any Wholly-Owned Subsidiary;

               (b) dividends on Common Stock or on any other capital stock of Borrower; provided that no Default or Event of Default then exists or would
               --------
     result therefrom; and

               (c) Stock Repurchases; provided that no Default or Event of
                                      --------
     Default then exists or would result therefrom.

          6.7  ERISA.   At any time, permit any Pension Plan to:  (i) engage in
               -----
any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

          6.8  Change in Nature of Business.  Make any material change in the
               ----------------------------
nature of the business of Borrower and its Subsidiaries, taken as a whole.

          6.9  Liens, Negative Pledges and Sale Leasebacks.  Create, incur,
               -------------------------------------------
assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or sell or factor any accounts receivable or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:
                                                                         ------

               (a) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments
                  ------------
     thereof, provided that the obligations secured or benefited thereby are not
              --------
     increased;

               (b) Liens and Negative Pledges under the Loan Documents;

               (c) Permitted Encumbrances;

               (d) Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

               (e) the Headquarters Transaction;

               (f) Dispositions of real Property permitted by Section 6.2(c) and
                                                                      ------
     the leaseback of the real Property which is the subject thereof;

               (g) Liens on real Property that secure Indebtedness permitted by
     Section 6.10(d) or Section 6.10(e); and
             -------            -------

               (h) sales or factoring of accounts receivable by ERC International Company permitted by Section 6.17(e).
                                                -------

          6.10  Indebtedness and Guaranty Obligations.  Create, incur or assume
                -------------------------------------
any Indebtedness or Guaranty Obligation except:
                                        ------

               (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.10, and refinancings, renewals, extensions
                           -------------
     or amendments that do not increase the amount thereof;

               (b) Indebtedness and Guaranty Obligations under the Loan
     Documents;

               (c) Indebtedness and Guaranty Obligations owed to Borrower or any of its Subsidiaries;

               (d) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal
                                      --------
     amount of such Indebtedness outstanding at any time does not exceed $1,000,000;

               (e) Indebtedness secured by a Lien on real Property of Borrower or any of its Subsidiaries that is non-recourse to the credit or assets of Borrower or any of its Subsidiaries (other than the real Property securing
                                          ----- ----
     such Indebtedness); provided that the Requisite Lenders have consented in
                         --------
     advance to the incurrence of such Indebtedness (which consent shall not be unreasonably, from the perspective of a senior unsecured creditor, withheld);

               (f) Seller Subordinated Notes issued in connection with a Permitted Acquisition;

               (g) Indebtedness consisting of debt securities for which a portion of the Net Cash Issuance Proceeds will be applied as a mandatory prepayment pursuant to Section 3.1(f);
                                    ------

               (h) Indebtedness consisting of Interest Rate Protection
     Agreements;

               (i) Indebtedness (including Subordinated Obligations) that is not
                                 ---------
     secured by a Lien on any Property of Borrower or any of its Subsidiaries;

     provided that the aggregate principal amount thereof does not exceed
     --------
     $100,000,000 at any time;

               (j) Indebtedness of ERC International Company permitted by
     Section 6.17(e); and
             -------

               (k) Guaranty Obligations in support of the obligations of a Wholly-Owned Subsidiary, provided that such obligations are not prohibited
                              --------
     by this Agreement.

          6.11  Transactions with Affiliates.  Enter into any transaction of any
                ----------------------------
kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock
                                    ----------
option and other compensation arrangements with directors or officers in the ordinary course of business or with individuals in connection with a Permitted Acquisition, (b) transactions that are fully disclosed to the board of directors (or executive committee thereof) of Borrower and expressly authorized by a resolution of the board of directors (or executive committee) of Borrower which is approved by a majority of the directors (or executive committee) not having an interest in the transaction, (c) transactions between or among Borrower and its Wholly-Owned Subsidiaries and

(d) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

          6.12  Adjusted Current Ratio.  Permit the Adjusted Current Ratio, as
                ----------------------
of the last day of any Fiscal Quarter, to be less than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

               Period                          Ratio
               ------                          -----

          Closing Date through
          December 31, 1999                 1.35 to 1.00

          January 1, 2000 and
          thereafter                        1.50 to 1.00

          6.13  Funded Debt Ratio.  Permit the Funded Debt Ratio, as of the last
                -----------------
day of any Fiscal Quarter, to be greater than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

               Period                          Ratio
               ------                          -----

          Closing Date through
          December 31, 1998                 2.00 to 1.00

          January 1, 1999 through
          December 31, 1999                 1.75 to 1.00

          January 1, 2000 and thereafter    1.50 to 1.00


          6.14  Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage
                ---------------------------
Ratio, as of the last day of any Fiscal Quarter, to be less than 2.00 to 1.00.

          6.15  Stockholders' Equity.  Permit Stockholders' Equity, as of the
                --------------------
last day of any Fiscal Quarter, to be less than the sum of (a) $430,000,000,
                                                    ------
plus (b) 50% of Net Income in the Fiscal Quarter ending December 31, 1997 and
----
each Fiscal Quarter thereafter (with no deduction for a net loss in any such Fiscal Quarter), plus (c) 50% of the proceeds of any issuance by Borrower of
                 ----
equity securities subsequent to the Closing Date, and minus (d) any Stock
                                                      -----
Repurchase Adjustment.

          6.16  Investments.  Make or suffer to exist any Investment, other
                -----------                                           -----
than:
----
               (a) Investments in existence on the Closing Date and disclosed on

     Schedule 6.16;
     -------------

               (b) Investments consisting of Cash Equivalents;

               (c) Investments in a Person that is the subject of a Permitted Acquisition;

               (d) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes;

               (e) Investments consisting of loans to employees that do not exceed $5,000,000 in the aggregate outstanding at any time;

               (f) Investments of Borrower in any Subsidiary of Borrower and Investments of any such Subsidiary in another Subsidiary;

               (g) Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

               (h) Investments received in connection with the settlement of a bona fide dispute with another Person; and

               (i) Investments representing all or a portion of the sales price of Property sold or services provided to another Person.

          6.17  Subsidiary Indebtedness.  Permit (whether or not otherwise
                -----------------------
permitted under Section 6.10) any Subsidiary to create, incur, assume or suffer
                        ----
to exist any Indebtedness or Guaranty Obligation, except (a) Indebtedness and
                                                  ------
Guaranty Obligations in existence on the Closing Date, (b) the Subsidiary Guaranty, (c) Indebtedness owed to Borrower or another Subsidiary of Borrower,
(d) Capital Lease Obligations and purchase money obligations of a Subsidiary in respect of Property used by that Subsidiary, (e) Indebtedness of ERC International Company consisting of the sale or factoring of accounts receivable not in excess of $10,000,000 outstanding at any time and (f) other Indebtedness of a Foreign Subsidiary not in excess of $25,000,000 (or the Foreign Currency Equivalent thereof) for each such Foreign Subsidiary or more than $50,000,000 (or the Foreign Currency Equivalent thereof) for all Foreign Subsidiaries, provided that such Indebtedness is not
                                       --------
secured by a Lien on any Property of such Foreign Subsidiary and is not covered by a Guaranty Obligation of Borrower or any other Subsidiary of Borrower.

          6.18  Amendments to Subordinated Obligations.  Amend or modify any
                --------------------------------------
term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of the Lenders.

                                   Article 7
                    INFORMATION AND REPORTING REQUIREMENTS
                    --------------------------------------


          7.1  Financial and Business Information.  So long as any Advance
               ----------------------------------
remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

               (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any
                                     ----- ----
     Fiscal Year), the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statements of operations and cash flows for such Fiscal Quarter, and the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by the chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

               (b) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a calculation of the Funded Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations in the case of the fourth Fiscal Quarter in any Fiscal Year shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Funded Debt Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

               (c) As soon as practicable, and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and shall be accompanied by a report of Price

     Waterhouse LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default then existing or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.12 through 6.15, have read such Sections
                                 ----         ----
     (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

               (d) As soon as practicable, and in any event within sixty (60) days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year,
                              ---------
     projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows of Borrower and its Subsidiaries, all in reasonable detail;

               (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

               (f) Promptly after the same are available, and in any event within five (5) Banking Days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which

     Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;
                                                  ---

               (g) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower with any Governmental Agency;

               (h) Promptly upon a Senior Officer becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by regulation
                ---------
     waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) or (ii) non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (i) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

               (j) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower that Borrower reasonably believes is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance or indemnification agreement of a financially responsible Person, (ii) any creditor under a credit agreement involving Indebtedness of $1,000,000 or more or any lessor under a material lease involving aggregate rent of $1,000,000 or more has asserted a material default thereunder on the part of Borrower or, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower under a contract that is not a credit agreement or material lease with respect to a claim of in excess of $1,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrower is taking or proposes to take with respect thereto; and

               (k) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

          7.2  Compliance Certificates.  So long as any Advance remains unpaid,
               -----------------------
or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a)
                                                                         ------
and 7.1(d), a Compliance Certificate signed by a Senior Officer.
    ------

                                Article 8
                                CONDITIONS
                                ----------


          8.1  Initial Advances.  The obligation of each Lender to make the
               ----------------
initial Advance to be made by it, and the obligation of the Issuing Lender to issue the initial Letter of Credit, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                    (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrower;

                    (2) Line A Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share of the Line A Commitment;

                    (3) Line B Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share of the Line B Commitment;

                    (4) the Subsidiary Guaranty executed by each Subsidiary Guarantor;

                    (5) with respect to Borrower and the Subsidiary Guarantors, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and the Subsidiary Guarantors, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform the Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on their behalf, including certified copies of articles of incorporation and
          ---------
          amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                    (6) the Opinion of Counsel;

                    (7) a Certificate of the chief financial officer of Borrower certifying that the representation contained in Section 4.17 is, to
                                                                  ----
          the best of his or her knowledge, true and correct;

                    (8) a Certificate of the chief financial officer of Borrower certifying that the conditions specified in Sections 8.1(f) and 8.1(g)
                                                               -----      ------
          have, to the best of his or her knowledge, been satisfied; and

                    (9) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Requisite Lenders reasonably may require.

               (b) The arrangement fee payable pursuant to Section 3.2 shall
                                                                   ---
     have been paid.

               (c) Any agency fees payable on the Closing Date pursuant to
     Section 3.4 shall have been paid.
             ---

               (d) All Indebtedness outstanding under the Prior Credit Agreement shall have been (or shall concurrently be) paid and the same shall have been (or shall concurrently be) terminated.

               (e) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall
                ----
     have been paid.

               (f) The representations and warranties of Borrower contained in

     Article 4 shall be true and correct in all material respects.
     ---------

               (g) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

               (h) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

               (i) The Closing Date shall have occurred on or before February 5, 1998.

          8.2  Any Advance, Etc.  The obligation of each Lender to make any
               ----------------
Advance, and the obligation of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders or, in any case where the approval of all of the Lenders is required pursuant to
Section 11.2, all of the Lenders, in their sole and absolute discretion, shall
        ----
agree otherwise):

               (a) except (i) for representations and warranties which expressly
                   ------
     speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections
                                                 ---------  ----------
     4.4(a), 4.6 (first sentence), 4.10 and 4.17) shall be true and correct in
     ------  ---                   ----     ----
     all material respects on and as of the date of the Advance as though made on that date;

               (b) no circumstance or event shall have occurred that constitutes a Material Adverse Effect since the Closing Date;

               (c) other than matters described in Schedule 4.10 or not required
                                                   -------------
     as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

               (d) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for
                                 ---------
     Loan referred to in the second sentence of Section 2.1(d), if applicable),
                                                        ------
     or Request for Letter of Credit (as applicable), in compliance with Article
                                                                         -------
     2; and
     -
the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                   Article 9
                 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
                 ----------------------------------------------------


          9.1  Events of Default.  The existence or occurrence of any one or
               -----------------
more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

               (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.3, 3.4 or 3.5, or any portion thereof, within two
                             ---  ---    ---
     (2) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within two (2) Banking Days after demand therefor; or

               (c) Borrower fails to comply with any of the covenants contained in Article 6; or
        ---------

               (d) Borrower fails to comply with Section 7.1(i) in any respect
                                                         ------
     that is materially adverse to the interests of the Lenders; or

               (e) Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d)
                                                           -    -    -      -
     above) contained in any Loan Document on its part to be performed or observed within twenty (20) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Borrower or such Party continues to diligently pursue cure of such Default but not in any event in excess of forty (40) Banking Days; or

               (f) Any representation or warranty of Borrower or a Subsidiary Guarantor made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Subsidiary Guarantor pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

               (g) Borrower (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $5,000,000 or more, or any guaranty of present or future Indebtedness of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $5,000,000 or more, or of any guaranty of present or future Indebtedness of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

               (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission
                                 ----- ----
     to act) of the Administrative Agent or the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

               (i) A final judgment against Borrower or any Subsidiary Guarantor is entered for the payment of money in excess of $1,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

               (j) Borrower or any Subsidiary Guarantor institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

               (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (l) Any holder of a Subordinated Obligation asserts in writing that such Subordinated Obligation is not subordinated to the Obligations in accordance with its terms and Borrower does not promptly deny in writing such assertion and contest any attempt by such holder to take action based on such assertion; or

               (m) Any Pension Plan maintained by Borrower is finally determined by the PBGC to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower as of the most-recently ended Fiscal Quarter.

          9.2  Remedies Upon Event of Default.  Without limiting any other
               ------------------------------
rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(j):
                ----- ----                                          ------

                   (1) the Commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders or the
                                        ------
          Requisite Lenders (as the case may be, in accordance with Section

          11.2) may waive an Event of Default or, without waiving, determine,
          ----
          upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                    (2) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                    (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, and shall notify Borrower thereof, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (b) Upon the occurrence of any Event of Default described in
     Section 9.1(j):
             ------

                    (1) the Commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive
                                        ------
          the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                    (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                    (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as
                                                                  ------
     expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided
                                       ------
     for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

               (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the
                               -----
     Administrative Agent and the Lenders, as set forth above, second, to the
                                                               ------
     payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including
                     -----
     principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                  Article 10
                           THE ADMINISTRATIVE AGENT
                           ------------------------


          10.1  Appointment and Authorization.  Subject to Section 10.8, each
                -----------------------------                      ----
Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the
                                      ------
Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

          10.2  Administrative Agent and Affiliates.  Wells Fargo Bank, National
                -----------------------------------
Association (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Wells Fargo Bank, National Association in its individual capacity. Wells Fargo Bank, National Association (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Wells Fargo Bank, National Association (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or (subject to Section 11.10) for any monies received by it in
                                        -----
its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

          10.3  Proportionate Interest in any Collateral.  The Administrative
                ----------------------------------------
Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder

(including reasonable attorneys' fees and disbursements and other professional
----------
services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall
                                                   ------
have an interest in the Lenders' interest in such collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

          10.4  Lenders' Credit Decisions.  Each Lender agrees that it has,
                -------------------------
independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

          10.5  Action by Administrative Agent.
                ------------------------------

               (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

               (c) Except for any obligation expressly set forth in the Loan
                   ------
     Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act
     ------
     upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be
                                    ----
     binding upon the Administrative Agent and all the Lenders, provided that
                                                                --------
     the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the

     Administrative Agent, in substantial risk of liability to the Administrative Agent.

               (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice
                -
     thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by
     Section 11.2), provided that the Administrative Agent shall not be required
             ----   --------
     to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or all the
                               ------
     Lenders, if required under Section 11.2) fail, for five (5) Banking Days
                                        ----
     after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

               (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any
                                                    ----
     other provision hereof.

          10.6  Liability of Administrative Agent.  Neither the Administrative
                ---------------------------------
Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct.
                    ------
Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

               (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

               (b) May consult with legal counsel (including in-house legal
                                                   ---------
     counsel), accountants (including in-house accountants) and other
                            ---------
     professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or their Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

               (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

               (d) Except to the extent expressly set forth in the Loan
                   ------
     Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower or their Subsidiaries;

               (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral;

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

               (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal,
                                     ---------
     interest, commitment fees, Advances and other amounts; provided that,
                                                            --------
     promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          10.7  Indemnification.  Each Lender shall, ratably in accordance with
                ---------------
its Pro Rata Share of the Commitments (if the Commitments are then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitments have then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and
                           ---------
disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful
            ------
misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization),
                               ---------
enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 11.3 to pay that cost or
                                                   ----
expense but fails to do so upon demand.  Nothing in this Section 10.7 shall
                                                                 ----
entitle the Administrative Agent or any indemnitee referred to above to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries. To the extent that the Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such amount.

          10.8  Successor Administrative Agent.  The Administrative Agent may,
                ------------------------------
and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to the Lenders and Borrower effective upon acceptance of appointment by a successor Administrative Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3,
                                             ----------               ----
11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted
-----     -----
to be taken by it while it was Administrative

Agent under this Agreement. Notwithstanding the foregoing, if (a) the Administrative Agent has not been paid its agency fees under Section 3.5 or has
                                                                     ---
not been reimbursed for any expense reimbursable to it under Section 11.3, in
                                                                     ----
either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

          10.9  No Obligations of Borrower.  Nothing contained in this Article
                --------------------------
10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower' obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                  Article 11
                                 MISCELLANEOUS
                                 -------------


          11.1  Cumulative Remedies; No Waiver.  The rights, powers, privileges
                ------------------------------
and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted
                                                  ---------
for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

          11.2  Amendments; Consents.  No amendment, modification, supplement,
                --------------------
extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in
              ----------
the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitments or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee;

               (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to extend the term of the Commitments;

               (c) To amend the provisions of the definition of "Requisite
                                                                 ---------
     Lenders", "Line A Maturity Date" or "Line B Maturity Date"; or
     -------    --------------------      --------------------

               (d) To release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty; or

               (e) To amend or waive Article 8 or this Section 11.2; or
                                     ---------                 ----

               (f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Borrower may conclusively rely on a written statement by the Administrative Agent to the effect that it has received the written approval of the Requisite Lenders, or of all of the Lenders, to a waiver or amendment of any Loan Document. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be
                                 ----
binding upon, all the Lenders and the Administrative Agent.

          11.3  Costs, Expenses and Taxes.  Borrower shall pay within five (5)
                -------------------------
Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization of Borrower
                               ---------
or any of its Subsidiaries) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include any applicable filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably
                                                      ---------
allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrower or any Subsidiary thereof. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part
                 ---------
by a Lender's overall net income imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction

(or political subdivision thereof) in which it is "doing business" or (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the
                                                                -----
extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Administrative Agent
                                                 -----
and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section

11.3 shall bear interest from the fifth Banking Day following the date of demand
----
for payment at the Default Rate.

          11.4  Nature of Lenders' Obligations.  The obligations of the Lenders
                ------------------------------
hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of any of Borrower. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce promptly the other Lenders to assume the obligations of a Lender in default or to obtain promptly another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

          11.5  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

          11.6  Notices.  Except as otherwise expressly provided in the Loan
                -------   ------
Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any
          ------
notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          11.7  Execution of Loan Documents.  Unless the Administrative Agent
                ---------------------------
otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

          11.8  Binding Effect; Assignment.
                --------------------------

               (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or
                  ------
     thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge any of its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

               (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitments; provided that (i) such Eligible Assignee, if not
                               --------
     then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed),
     (ii) such assignment shall be evidenced by a Commitments Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an
                                    ------
     Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitments that is equivalent to less than $10,000,000 and (iv) the effective date of any such assignment shall be as specified in the Commitments Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitments Assignment and Acceptance. Upon the effective date of such Commitments Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitments therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, Notes evidencing that assignee Lender's Pro Rata Share of the Commitments, and to the assigning Lender, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

               (c) By executing and delivering a Commitments Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:
     (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitments being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
     (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other
                                                        ---
     documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitments Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitments Assignment and Acceptance delivered to it and a register (the "Register") of the name and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Commitments Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Commitments Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect
                                                   ------------
     thereto. Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Commitments listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitments shall be effective, in each case unless and until a Commitments Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitments shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitments.

               (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Commitments; provided, however, that (i) such Lender's
                               --------  -------
     obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of
     ------
     Sections 3.6, 3.7, 3.8, 11.11 and 11.22 but only to the extent that the
              ---  ---  ---  -----     -----
     cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation,
     (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Commitments as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Pro Rata Share of the Commitments, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Line
                                      ----------
     A Maturity Date, the Line B Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes or
     (D) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty.

          11.9   Right of Setoff.  If an Event of Default has occurred and is
                 ---------------
continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

          11.10  Sharing of Setoffs.  Each Lender severally agrees that if it,
                 ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or
                                                        --------
any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the
                                            -----
purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 11.10 may exercise any and
                                                    -----
all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

          11.11  Indemnity by Borrower.  Borrower agrees to indemnify, save and
                 ---------------------
hold harmless the Administrative Agent and each Lender and their respective directors, officers, agents, attorneys and employees (collectively the

"Indemnitees") from and against:  (a) any and all claims, demands, actions or
------------
causes of action (except a claim, demand, action, or cause of action for any
                  ------
amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim,
                                                          -------
demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or stockholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and
                                                       -
all liabilities, losses, costs or expenses (including reasonable attorneys' fees
                                            ---------
and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be
                                          --------
entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.
If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify

Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this
Section 11.11 against more than one Indemnitee, all such Indemnitees shall be
        -----
represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing
--------
all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the
                                              ------- --------
Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11
                                                                         -----
shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

          11.12  Nonliability of the Lenders.  Borrower acknowledges and agrees
                 ---------------------------
that:

                 (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                 (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the

     Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

               (c) The relationship between Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

               (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from
                                                                      -----
     any such loss, damage, liability or claim.

          11.13  No Third Parties Benefited.  This Agreement is made for the
                 --------------------------
purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any
------                         ----     -----
rights of any nature hereunder or by reason hereof.

          11.14  Confidentiality.  Each Lender agrees to hold any confidential
                 ---------------
information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders or Affiliates of a
            ------
Lender; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (d) to regulatory officials having
                                      -----
jurisdiction over that Lender; (e) as required by Law or legal process, provided that each Lender agrees to notify Borrower of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and Borrower are adverse parties; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing, "confidential information"
             -----
shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously
                                           ----------
filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower which does not owe a professional duty of confidentiality to Borrower or which has not executed an appropriate confidentiality agreement with Borrower. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrower.

          11.15  Further Assurances.  Borrower shall, at its expense and without
                 ------------------
expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          11.16  Integration.  This Agreement, together with the other Loan
                 -----------
Documents and the letter agreement referred to in Sections 3.2, 3.4 and 3.5,
                                                           ---  ---     ---
comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental
                                    --------
rights or remedies in favor of the Administrative

Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.17  Governing Law.  Except to the extent otherwise provided
                 -------------   ------
therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of California applicable to contracts made and performed in California.

          11.18  Severability of Provisions.  Any provision in any Loan Document
                 --------------------------
that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          11.19  Headings.  Article and Section headings in this Agreement and
                 --------
the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          11.20  Time of the Essence.  Time is of the essence of the Loan
                 -------------------
Documents.

          11.21  Foreign Lenders and Participants.  Each Lender that is
                 --------------------------------
incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly
                                                  ----
completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9)
                                ---------
satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United

States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial
                                                          -------
institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

          11.22  Hazardous Material Indemnity.  Borrower hereby agrees to
                 ----------------------------
indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence, on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence, release, discharge, etc. of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited corporate obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this
Section 11.22 shall survive the expiration or termination of this Agreement and
        -----
the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

          11.23  Removal of a Lender.  Borrower shall have the right to remove a
                 -------------------
Lender as a party to this Agreement if such Lender is paid a material amount by Borrower pursuant to Section 3.6 or Section 3.7. Upon notice from Borrower,
                             ---            ---
such Lender shall execute and deliver a Commitments Assignment and Acceptance covering that Lender's Pro Rata Share of the Commitments in favor of such Eligible Assignee as Borrower may designate, subject to payment in full by such Eligible Assignee of all principal, interest and fees owing to such Lender through the date of assignment and the agreement of such Eligible Assignee to indemnify such Lender with respect to all then outstanding Letters of Credit. The Administrative Agent shall, if requested by Borrower, use reasonable efforts to identify Eligible Assignees willing to accept such an assignment from such Lender.

          11.24  Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT
                 --------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.25  Purported Oral Amendments.  BORROWER EXPRESSLY ACKNOWLEDGES
                 -------------------------
THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT
                                                 ----
WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT,
                                         ----
MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN
DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         CALLAWAY GOLF COMPANY



                         By:  /s/ DONALD H. DYE
                              ---------------------------------------
                                       Donald H. Dye
                              President and Chief Executive Officer



                         By:  /s/ DAVID A. RANE
                              ---------------------------------------
                                       David A. Rane
                              Executive Vice President-Administration
                              and Planning & Chief Financial Officer

                         Address:

                         Callaway Golf Company
                         2285 Rutherford Road
                         Carlsbad, California 92008-8815

                         Attn:  David A. Rane
                                Chief Financial Officer

                         Telecopier:  (760) 929-8120
                         Telephone:   (760) 931-1771

                         WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                         Administrative Agent and a Lender

                         By: /s/ DAVID T. BRUEN
                             --------------------------------------
                             David T. Bruen
                             Vice President

                         Address for Matters other than Loan Administration:

                         Wells Fargo Bank, National Association
                         Commercial Banking Office
                         401 B Street, Suite 2201
                         San Diego, California 92101

                         Attn:  David T. Bruen

                         Telecopier:  (619) 699-3020
                         Telephone:   (619) 699-3005

                         Address for Loan Administration:

                         Wells Fargo Bank National Association
                         Commercial Bank Loan Center
                         Agency Group MAC 0187-081
                         201 3rd Street, 8th Floor
                         San Francisco, California  94103

                         Attn:  Cecilia Go

                         Telecopier:  (415) 512-7059
                         Telephone:   (415) 477-5330

                         SANWA BANK CALIFORNIA, as a Lender



                         By  /s/ DAVID T. BEALL
                            -------------------------------
                            David Beall
                            Vice President

                         Address:

                         Sanwa Bank California
                         1280 Fourth Avenue
                         San Diego, California 92101

                         Attn:  David Beall

                         Telecopier:  (619) 595-1918
                         Telephone:   (619) 234-0938

                         THE BANK OF NEW YORK, as a Lender



                         By /s/ REBECCA K. LEVINE
                            -------------------------------
                            Rebecca K. Levine
                            Vice President

                         Address:

                         The Bank of New York
                         10990 Wilshire Boulevard, Suite 1125
                         Los Angeles, California 90024

                         Attn:  Rebecca K. Levine

                         Telecopier:  (310) 996-8667
                         Telephone:   (310) 996-8659

                         FIRST HAWAIIAN BANK, as a Lender



                         By /s/ DON YOUNG
                            ----------------------------
                            Don Young
                            Vice President

                         Address:

                         First Hawaiian Bank
                         3333 Michelson Drive, Suite 510
                         Irvine, California 92612

                         Attn:  Don Young

                         Telecopier:  (714) 475-1220
                         Telephone:   (714) 975-1904

                         MELLON BANK, N.A., as a Lender



                         By /s/ JOHN S. MCCABE
                            ----------------------------
                            John S. McCabe
                            Senior Vice President

                         Address:

                         Mellon Bank, N.A.
                         400 South Hope Street, 5th Floor
                         Los Angeles, California 90071-2806

                         Attn:  John S. McCabe

                         Telecopier:  (213) 629-0492
                         Telephone:   (213) 553-9675

                         NATIONAL WESTMINSTER BANK PLC, as a Lender



                         By /s/ PETER J. STRINGER
                            -----------------------
                            Peter J. Stringer
                            Senior Vice President

                         Address:

                         NatWest UK, Inc.
                         MailStop: MA OF DO6C
                         One Federal Street
                         Boston, Massachusetts 02110

                         Telecopier:  (617) 346-4732
                         Telephone:   (617) 346-4909

                                   EXHIBIT A
                                   ---------

                     COMMITMENTS ASSIGNMENT AND ACCEPTANCE
                     -------------------------------------


          THIS COMMITMENTS ASSIGNMENT AND ACCEPTANCE ("Agreement") dated as of ____________, 19__ is made with reference to that certain Revolving Loan Agreement dated as of February ___, 1998 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Callaway Golf Company, a California corporation ("Borrower"), the lenders from time to time party thereto (the "Lenders") and Wells Fargo Bank, National Association, as Administrative Agent, and is entered into between the "Assignor" described below, in its capacity as a Lender under the Loan Agreement, and the "Assignee" described below.

          Assignor and Assignee hereby represent, warrant and agree as follows:

          1.  Definitions.  Capitalized terms defined in the Loan Agreement are
              -----------
used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     "Assignee" means ___________________________________.
      --------

     "Assigned Pro Rata Share" means ____% of the Commitments of the Lenders
      -----------------------
under the Loan Agreement which equals $__________.

     "Assignor" means _______________________.
      --------

     "Effective Date" means ___________, 19__, the effective date of this
      --------------
Agreement determined in accordance with Section 11.8 of the Loan Agreement.
                                        ------------

          2.  Representations and Warranties of the Assignor.  The Assignor
              ----------------------------------------------
represents and warrants to the Assignee as follows:

              a. As of the date hereof, the Pro Rata Share of the Assignor is ___________% of the Commitments (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro Rata Share and the Assigned Pro Rata Share is free and clear of any adverse claim.

              b. As of the date hereof, the outstanding principal balance of Advances made by the Assignor under the Assignor's Notes is $____________ under the Line A Note, and $______________ under the Line B Note. Unless otherwise agreed among Assignor and Assignee, amounts outstanding under Assignor's Notes, if any, shall not be assigned.

              c. The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

               d. This Agreement constitutes the legal, valid and binding obligation of the Assignor.

               e. The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

          3.  Representations and Warranties of the Assignee.  The Assignee
              ----------------------------------------------
hereby represents and warrants to the Assignor as follows:

          (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

          (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

          (c) The Assignee has independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

          (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 8.1 of the Loan Agreement as it has requested,
                      -----------
together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement;
   -----------

          (e) The Assignee will perform in accordance with their respective terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and

          (f) The Assignee is an Eligible Assignee.

          4.  Assignment.  On the terms set forth herein, the Assignor, as of
              ----------
the Effective Date, hereby irrevocably sells, assigns and transfers, without recourse, to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and the Assignor's Notes to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in Section 5 hereof. Assignee hereby appoints and authorizes the
               ---------
Administrative Agent, to take such action and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the Loan Agreement.

          5.  Payment.  On the Effective Date, the Assignee shall pay to the
              -------
Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro Rata Share which are to be retained by the Assignor. Assignee shall also pay to the Administrative Agent, as a condition to the effectiveness of this Agreement, an assignment fee of $3,500 in accordance with Section 11.8 of the
                                                          ------------
Loan Agreement.

          The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

          6.  Principal, Interest, Fees, etc.  Any principal that would be
              -------------------------------
payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and its Notes shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

          7.  Notes.  The Assignor and the Assignee shall make appropriate
              -----
arrangements with the Borrower concurrently with the execution and delivery hereof so that replacement Notes are issued to the Assignor and new Notes are issued to the Assignee in principal amounts reflecting their Pro Rata Shares of the Commitments and their outstanding Advances (as adjusted pursuant to this Agreement).

          8.  Further Assurances.  Concurrently with the execution of this
              ------------------
Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the
                             ---------
Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Administrative Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 11.8 of the Loan Agreement.
                     ------------

          9.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
              -------------
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

          10.  Notices.  All communications among the parties or notices in
               -------
connection herewith shall be in writing, hand delivered or sent by U.S. registered mail, postage prepaid, or by telecopy, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

          11.  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

          12.  Interpretation.  The headings of the various sections hereof are
               --------------
for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                         "Assignor"

                         _______________________________________

                         By:
                            ------------------------------------

                            ------------------------------------
                                   Printed Name and Title

                         Address:
                                   -----------------------------

                                   -----------------------------

                                   -----------------------------
                         Telephone
                                   -----------------------------
                         Telecopier
                                   -----------------------------

                         "Assignee"

                         ---------------------------------------

                         By:
                              ----------------------------------

                              ----------------------------------
                                        Print Name and Title
                         Address:
                                   -----------------------------

                                   -----------------------------

                                   -----------------------------
                         Telephone
                                   -----------------------------

                         Telecopier
                                   -----------------------------

              Exhibit A to Commitments Assignment and Acceptance
               -------------------------------------------------

                           REQUEST FOR REGISTRATION
                           ------------------------


To: Wells Fargo Bank, National Association, as Administrative Agent, and the Borrower (described below).


          THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Commitment Assignment and Acceptance with reference to that certain Revolving Loan Agreement, dated as of February __, 1998, by and among Callaway Golf Company, a California corporation ("Borrower"), the lenders from time to time party thereto (the "Lenders") and Wells Fargo Bank, National Association as Administrative Agent (as amended as of the date hereof, the "Loan Agreement").

          The Assignor and Assignee described below hereby request that Administrative Agent register the Assignee as a Lender pursuant to Section 11.8
                                                                   ------------
of the Loan Agreement effective as of the Effective Date described in the Commitments Assignment and Acceptance. Assignee hereby confirms the representations and warranties made in Section 3 of the Commitments Assignment and Acceptance for the benefit of Administrative Agent and the Borrower. Concurrently, herewith a similar portion of the interests of Assignor under the other Loan Documents is being assigned to Assignee.

          Enclosed with this Request are two counterpart originals of the Commitments Assignment and Acceptance as well as the original Notes of Borrower in favor of the Assignor in the principal amount of $______________ under the Line A Note and $____________ under the Line B Note. The Assignor and Assignee hereby jointly request that Administrative Agent cause Borrower to issue replacement Notes, dated as of the Effective Date, pursuant to Section 11.8 of
                                                               ------------
the Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro Rata Share of the Commitments and Notes in favor of the Assignee in the amount of the Assigned Pro Rata Share. The Assignor and the Assignee further request that the Administrative

Agent cause Borrower to issue Notes, dated as of the Effective Date, in favor of the Assignee substantially in the form of Exhibits C and D to the Loan Agreement.

          IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ___ day of __________, 19__.




"Assignor"                                      "Assignee"

______________________________                  _______________________________


By:  _________________________                  By:  __________________________

     _________________________                       __________________________
     Printed Name and Title                          Printed Name and Title

                 CONSENT OF ADMINISTRATIVE AGENT AND BORROWER
                 --------------------------------------------

             [When Required Pursuant to Revolving Loan Agreement]
             ----------------------------------------------------


TO: The Assignor and Assignee referred to in the Request for Registration to which this Consent is attached

     When countersigned by Administrative Agent and (when applicable) Borrower below, this document shall certify that:

     [ ] [CHECK HERE IF BORROWER'S SIGNATURE IS REQUIRED PURSUANT TO SECTION 11.8(b)(i) OF THE REVOLVING LOAN AGREEMENT:]
          ----------

     1. Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro Rata Share.

     2. Administrative Agent has registered the Assignee as a Lender under the Revolving Loan Agreement, effective as of the Effective Date described above, with a Pro Rata Share of the Commitments corresponding to the Assigned Pro Rata Share and has adjusted the registered Pro Rata Share of the Commitments of the Assignor to reflect the assignment of the Assigned Pro Rata Share.

Approved:

CALLAWAY GOLF COMPANY                         WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION, as Administrative
                                              Agent

By                                            By
   -----------------------------                 ----------------------------

   -----------------------------                 ----------------------------
   Printed Name & Title                          Printed Name & Title

                                   EXHIBIT B
                                   ---------

                            COMPLIANCE CERTIFICATE
                            ----------------------



To:  WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT


          This Compliance Certificate is delivered with reference to that certain Revolving Loan Agreement dated as of February ___, 1998, among Callaway Golf Company, a California corporation ("Borrower"), the Lenders therein named and Wells Fargo Bank, National Association, as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreement. Section references herein relate to the Loan Agreement unless stated otherwise.

          This Certificate is delivered in accordance with Section 7.2 of the
                                                           -----------
Loan Agreement by a Senior Officer of Borrower. This Certificate is delivered with respect to the Fiscal Quarter ended _________________, _____ (the "Test Fiscal Quarter"). Computations indicating compliance with respect to the covenants contained in Sections 6.10, 6.12, 6.13, 6.14 and 6.15 of the Loan
                                -------------------------------
Agreement are set forth below:


I.   Section 6.10 - Indebtedness and Guaranty Obligations.  As of the last day
     ----------------------------------------------------
     of the Test Fiscal Quarter referred to above (the "Determination Date"):

     A. Aggregate Indebtedness secured by a Lien on real Property of Borrower or any of its Subsidiaries that is non-recourse to the creditor or assets of Borrower or any of its Subsidiaries (other than the real Property securing such
                                     ----- ----
Indebtedness), in the current Fiscal Year, was $_________________________.

     B. Aggregate Indebtedness (including Subordinated Obligations) that is not secured by a Lien on any Property of Borrower or any of its Subsidiaries was $_____________________.

          Maximum Permitted:      $100,000,000
          ------------------

II.  Section 6.12 - Adjusted Current Ratio.  As of the Determination Date, the Adjusted Current Ratio was
     -------------------------------------
     __________:1.00.

     Minimum Required:
     -----------------

          Period                  Ratio
          ------                  -----
          Closing Date through
          December 31, 1999       1.35 to 1.00

          January 1, 2000 and
          thereafter              1.5 to 1.00

     Adjusted Current Ratio is computed as follows:

          (a) the consolidated current assets of Borrower and its Subsidiaries as of the Determination Date $__________

          divided by (b) the sum of:
          ----------

                 (i)  the consolidated current liabilities of
                      Borrower and its Subsidiaries as of
                      the Determination Date  $_______

            and (ii) to the extent not included under (i), the aggregate Indebtedness evidenced by the
                      Notes as of the Determination Date
                                              $________

           and (iii)  the Aggregate Effective Amount of all
                      Letters of Credit outstanding on the
                      Determination Date      $________

           sum of (i), (ii) and (iii)                    $________
           ------

           equals Adjusted Current Ratio
           ------
           [(a) divided by (b)]                          ______:1.00


III. Section 6.13 - Funded Debt Ratio.  As of the Determination Date, the Funded
     --------------------------------
     Debt Ratio was ____:1.00.

     Maximum Permitted:
     -----------------

          Period                  Ratio
          ------                  -----
          Closing Date through
          December 31, 1998       2.00 to 1.00

          January 1, 1999 through
          December 31, 1999       1.75 to 1.00

          January 1, 2000
          and thereafter          1.50 to 1.00

     Funded Debt Ratio is computed as follows:

     (a) the sum of

          (i)  all Indebtedness of Borrower and its
               Subsidiaries as of the Determination
               Date other than Indebtedness evidenced
                    ----------
               by the Notes            $__________

       and (ii)  the average daily balance of Indebtedness
               evidenced by the Notes for the Test Fiscal
               Quarter (or, if the Test Fiscal Quarter
               commenced prior to the Closing Date,
               for the period commencing on the
               Closing Date and ended on the
               Determination Date)     $___________

               sum of  (i) and (ii)                                $__________
               ------

     divided by (b) EBITDA for the fiscal period consisting of
     ----------
     the Test Fiscal Quarter and the three immediately
     preceding Fiscal Quarters (the "Test Period")
     (as calculated below)                                         $__________

     equals Funded Debt Ratio [(a) divided by (b)]                 ______:1.00
     ------

     EBITDA - Component Calculations
     -------------------------------

          In the above calculations, EBITDA for the Test Period is calculated as follows, in each case as determined in accordance with GAAP

     (a) Net Income for the Test Period                               $________

     plus (b) any non-operating non-recurring loss reflected
     ----
     in such Net Income                                               $________

     minus (c) any non-operating non-recurring
     -----
     gain reflected in such Net Income                               ($________)

     plus (d) Interest Expense of Borrower and its Subsidiaries
     ----
     for the Test Period (which is the sum of (x) and (y) set forth below)

          (x) all interest, fees, charges and related
          expenses paid or payable (without
          duplication) for the Test Period to a
          lender in connection with borrowed
          money (including any obligations for
          fees, charges and related expenses
          payable to the issuer of any letter of
          credit) or the deferred purchase price
          of assets that are considered "interest
          expense" under GAAP                        $________

          plus (y) the portion of rent paid or
          ----
          payable (without duplication) for the
          Test Period under Capital Lease
          Obligations that should be treated as
          interest in accordance with Financial
          Accounting Standards Board
          Statement No. 13.                         $________

          Interest Expense equals [(x)+(y)]                           $________
                           ------

     plus (e) the aggregate amount of federal and
     ----
     state taxes on or measured by income of
     Borrower and its Subsidiaries for the Test Period
     (whether or not payable during the Test Period)                  $________
     plus (f) depreciation, amortization and all
     ----
     other non-cash expenses of Borrower and its
     Subsidiaries for the Test Period                                 $________

     equals EBITDA [(a)+(b)-(c)+(d)+(e)+(f)]                          $________
     ------


IV.  Section 6.14 - Fixed Charge Coverage Ratio.  As of the Determination Date,
     ------------------------------------------
the Fixed Charge Coverage Ratio was:  _______:1.00.

     Minimum Required:  2.00:1.00
     ----------------

     Fixed Charge Coverage Ratio is computed as follows:

     (a)  EBITDA (calculated above)
          for the Test Period              $_________

          minus Capital Expenditures made
          -----
          by Borrower and its Subsidiaries
          during the Test Period          ($_________)

          difference equals                                           $_________
          ----------

     divided by (b) the sum of
     ----------

          (i)  Interest Expense of Borrower
               and its Subsidiaries during
               the Test Period            $_________

     and (ii)  the current portion of long-
               term debt of Borrower and
               its Subsidiaries on the
               Determination Date         $_________

               sum of (i) and (ii)                                    $_________
               ------

     equals Fixed Charge Coverage Ratio [(a) divided by (b)]           ____:1.00
     ------

V.   Section 6.15 - Stockholders' Equity.  As of the Determination Date,
     -----------------------------------
     Stockholders' Equity was $__________.

     Minimum Required:                   $________ (as calculated below)
     --------------------

     Minimum required Stockholders' Equity is calculated as follows:

     (a) $430,000,000                                               $430,000,000

     plus (b) 50% of Net Income in the Fiscal
     ----
     Quarter ending December 31, 1997 and
     each Fiscal Quarter thereafter (with no
     deduction for a net loss in any such
     Fiscal Quarter)                                                 $_________

     plus (c) 50% of the proceeds of any
     ----
     issuance by Borrower of equity securities
     subsequent to the Closing Date                                  $_________

     minus (d) the amount equal to the aggregate
     -----
     purchase prices paid for Stock Repurchases made
     during the period commencing on October 1, 1997
     and ending on the Determination Date, but not in excess of
     $75,000,000                                                    ($_________)

     equals minimum required Stockholders'
     ------
     Equity [(a)+(b)+(c)-(d)]                                        $_________


VI. A review of the activities of Borrower during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations. To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken or proposes to take the following actions (if none, so state).

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


VII. The undersigned Senior Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of

      Borrower, as applicable, and that each and every matter contained herein correctly reflects those books and records.


VIII. To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state).

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:  _______________, 199___


                           ________________________________________

                           ________________________________________
                           Printed Name and Title of Senior Officer of Callaway Golf Company

                                   EXHIBIT C
                                   ---------

                                  LINE A NOTE
                                  -----------

$                                                             February    , 1998
 --------------------                                                 ----
                                                           San Diego, California


          FOR VALUE RECEIVED, the undersigned promises to pay to the order of
                   (the "Lender"), the principal amount of
------------------                                         --------------------
                   DOLLARS ($                 ) or such lesser aggregate
------------------           -----------------
amounts as may be made as Advances under the Line A Commitment pursuant to the Loan Agreement referred to below, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereon until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Revolving Loan Agreement dated as of even date herewith, by and among Callaway Golf Company, a California corporation ("Borrower"), the Lenders which are parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be further amended, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Line A Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          With respect to any Foreign Currency Loan, the undersigned promises to pay principal and interest in the Foreign Currency of the Foreign Currency Loan.

          The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of each Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan

Agreement, both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent
                      -----------
permitted by applicable Law.

          The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. (California time) on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. (California time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America, except that payments of
                                                      ------
principal and interest on Foreign Currency Loans shall be made in the Foreign Currency of that Foreign Currency Loan.

          The Lender shall use its best efforts to keep a record of Advances made by it and payments of principal received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

          The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

          The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

          THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE LENDER, OR BY ADMINISTRATIVE AGENT ON ITS BEHALF, IN THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, THE LAWS THEREOF APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.


                         CALLAWAY GOLF COMPANY



                         By
                              ---------------------------------


                              ---------------------------------
                              [Printed Name and Title]

                           SCHEDULE OF ADVANCES AND
                             PAYMENTS OF PRINCIPAL



                Amount                         Amount of       Unpaid
                 of            Interest        Principal      Principal       Notation
Date           Advance           Period          Paid          Balance        Made by
----           -------         --------        ---------      ---------       --------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------


                                   EXHIBIT D
                                   ---------

                                  LINE B NOTE
                                  -----------


________________$                                        February ___, 1998
                                                        San Diego, California

          FOR VALUE RECEIVED, the undersigned promises to pay to the order of __________________ (the "Lender"), the principal amount of
__________________________________ DOLLARS ($______________) or such lesser aggregate amounts as may be made as Advances under the Line B Commitment pursuant to the Loan Agreement referred to below, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereon until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Revolving Loan Agreement dated as of even date herewith, by and among Callaway Golf Company, a California corporation ("Borrower"), the Lenders which are parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be further amended, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Line B Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of each Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement, both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent
                      -----------
permitted by applicable Law.

          The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. (California time) on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. (California time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

          The Lender shall use its best efforts to keep a record of Advances made by it and payments of principal received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

          The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

          The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

          THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE LENDER, OR BY ADMINISTRATIVE AGENT ON ITS BEHALF, IN THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS THEREOF APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.


                         CALLAWAY GOLF COMPANY


                         By  _________________________________

                             _________________________________
                             [Printed Name and Title]

                           SCHEDULE OF ADVANCES AND
                             PAYMENTS OF PRINCIPAL


                  Amount                                   Amount of                Unpaid
                    of              Interest               Principal               Principal             Notation
Date              Advance            Period                   Paid                  Balance               Made by
----              -------           --------               ---------               ---------            ---------

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

                                   EXHIBIT E

                         [LETTERHEAD OF CALLAWAY GOLF]
                                                                February 4, 1998



The Lenders under the Revolving Loan Agreement
referred to below
c/o Wells Fargo Bank, National Association, as Agent
Commercial Banking Office
401 B Street, Suite 2201
San Diego, California  92101

     Re:  Revolving Loan Agreement dated as of February 4, 1998
          -----------------------------------------------------

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Revolving Loan Agreement dated as of February 4, 1998 (the "Loan Agreement") by and among Callaway Golf Company, a California corporation ("Borrower"), the Lenders that are parties thereto, and Wells Fargo Bank, National Association ("Wells Fargo Bank") as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings defined for such terms in the Loan Agreement.

     I am Corporate Counsel of Borrower. I have examined originals or copies of such records, documents and instruments (including, without limitation, the Loan Documents), made such investigations of fact and law, obtained or caused to be obtained such certificates of public officials, and done or caused to be done such other things as I have deemed necessary for purposes of this opinion. Further, with your consent, in rendering this opinion I have relied upon, as to certain factual matters set forth therein, the representations and warranties of Borrower contained in Article 4 of the Loan Agreement.

     In my investigations and examinations to prepare this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as conformed, certified or photostat copies, the lack of any understandings, waivers or amendments which would vary the terms of the documents which I received and the accuracy of the factual matters contained in such documents.

     Based upon the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that:

     1. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of the State of California. Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute

The Lenders under the Revolving Loan Agreement
February 4, 1998
Page 2

a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations.

     2. To my knowledge, Borrower is not in default under any Laws or other legal requirements in any respect that in the exercise of customary professional diligence I have recognized as being applicable to Borrower or that would be materially adverse to the interests of the Lenders. Borrower has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, obtain authorizations, consents, approvals, orders, licenses or permits or to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     3. The execution, delivery and performance by Borrower and the Subsidiary Guarantors of the Loan Documents to which each is a Party have been duly authorized by all necessary corporate action, and do not and will not:

           a. Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

           b. Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

           c. To my knowledge, result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased by such Party;

           d. Violate any Requirement of Law known to me to be applicable to such Party; or

           e. Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement known to me or any other material Contractual Obligation known to me to which such Party is a party or by which such Party or any of its Property is bound or affected;

and such Party is not to my knowledge, in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in subsection e. above known to me, in any respect that constitutes a Material Adverse Effect.

The Lenders under the Revolving Loan Agreement
February 4, 1998
Page 3

     4. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any Subsidiary Guarantor of the Loan Documents to which it is a Party.

     5. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6. To my knowledge, except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10 to the Loan Agreement, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to my knowledge, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

     7. Each of the Loan Documents to which Borrower is a Party will, when executed and delivered by Borrower, constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     8. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     Notwithstanding anything in the foregoing opinions to the contrary, the foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

     i. The effect of bankruptcy, insolvency, reorganization, moratorium and other laws and court decisions of general application (including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination) and other legal or equitable principles (including without limitation concepts of materiality, reasonableness, good faith and fair dealing) relating to, limiting or affecting the enforcement of creditors' rights generally.

     ii. The discretion of any court of competent jurisdiction in awarding equitable remedies including, but not limited to, specific performance or injunction relief.

The Lenders under the Revolving Loan Agreement
February 4, 1998
Page 4

     iii. I express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Loan Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     iv. I express no opinion as to the legality, validity, binding nature or enforceability (a) of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (b) of any provision of any Loan Document insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal or (c) regarding the Lender's ability to collect attorneys' fees and costs in an action involving the Loan Documents if the Lender is not the prevailing party in such action (I call your attention that, under California law, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees).

     v. I express no opinion with respect to the legality, validity, binding nature or enforceability of (a) any waiver of rights existing, or duties owed, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (b) any waivers or consents (whether or not characterized as a waiver or consent in the Loan Documents) relating to the rights of Borrower or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents may be found by a court to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, (c) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period, (d) provisions in the Loan Documents that may be construed as imposing penalties or forfeitures, late payment charges or an increase in interest rate, upon delinquency in payment or the occurrence of a default, (e) covenants (other than covenants relating to the payment of principal, interest, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or an event of default, (f) any power of attorney granted under the Loan Documents, (g) any rights of setoff (other than such as are provided by Section 3054 of the Civil Code of the State of California, as interpreted by applicable judicial decisions), or (h) any waivers or variations of rights of a debtor, including a guarantor, or duties of a secured party under provisions referred to in California Section 9501(3) of the California Uniform Commercial Code.

     vi. I express no opinion as to (a) any provision of the Loan Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other

The Lenders under the Revolving Loan Agreement
February 4, 1998
Page 5

modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply, (b) any provision in any Loan Document waiving the right to object to venue in any court; (c) any consent or agreement to submit to the jurisdiction of any Federal Court or (d) any waiver of the right to jury trial.

     vii. Whenever my opinion with respect to the existence or absence of facts is qualified by the phrase "to my knowledge," "known to me," or a similar phrase indicating or implying a limitation on my knowledge, such phrase means that I do not have actual current knowledge that the facts as stated herein are untrue following consultation with those attorneys presently in Borrower's Legal Department who have developed substantive attention to the transactions contemplated by the Loan Documents. Furthermore, in reaching certain of the legal conclusions set forth herein, my knowledge of certain relevant matters is based solely on the representations and warranties of Borrower contained in
Article 4 of the Loan Agreement. Although I do not have knowledge that any statement made therein is false, I have conducted no investigation with respect thereto.

     viii. I am admitted to practice in the State of California. The opinions herein are limited to the laws of the State of California and the federal laws of the United States and I express no opinion as to the laws of any other jurisdiction.

     ix. In rendering this opinion, to the extent that the obligations of Borrower and its Subsidiaries under the Loan Documents may be dependent upon such matters, I have assumed that (a) the Administrative Agent and the Lenders have duly and validly authorized, executed and delivered such documents to be executed by them and the Loan Documents are legal, valid and binding obligations of such parties, enforceable against each of them in accordance with their respective terms, (b) the Administrative Agent and the Lenders are duly qualified and validly existing under the laws of their respective jurisdictions or organization and have obtained and kept in force at all relevant times, all licenses, permits and qualifications (if any) necessary to transact their respective businesses, and obtain and enforce contractual rights, in the State of California, (c) each Lender has the power and authority to make the Loans and the other parties to the Loan Documents have the power and authority to execute, deliver and perform the Loan Documents to which they are parties, (d) all California taxes due and payable by the parties to the Loan Documents (except Borrower and the Subsidiaries) have been paid, and (e) each Lender is exempt from the usury limitations imposed by Article XV, Section 1 of the California Constitution. I am further assuming that the Loans are being made by the Lenders for their own account and with no present intention to assign all or any portion of, or interest in, their rights under the Loan Documents (including any interest therein transferred as a participation) to any Person other than a lender who is exempt from the usury limitations imposed by Article XV, Section 1 of the California Constitution, and that any such assignment will be in compliance with all other applicable laws.

The Lenders under the Revolving Loan Agreement
February 4, 1998
Page 6

     x. The opinion is being rendered as of the date hereof and I assume no obligation whatsoever to correct, modify or update this opinion subsequent to the date hereof.

     xi. I express no opinion with respect to the validity or enforceability of any Guaranty Obligation granted by any Subsidiary in favor of the Lenders or Wells Fargo Bank.

     This opinion is rendered to you in connection with the transactions referred to herein and may not be relied upon by any other Person (other than an assignee or successor in interest of any Lender of such Lender's interest in a
Loan) or by you in any other context. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that you may furnish a copy hereof (a) to your independent auditors and attorneys, (b) to any Governmental Agency having regulatory jurisdiction over you, (c) pursuant to order or legal process of any court or Governmental Agency, (d) in connection with any legal action to which you are a party arising out of the transactions referred to above and/or (e) to a financial institution in connection with a proposed assignment of your interest.


                                    Respectfully submitted,

                                    /s/ Ann McConlogue
                                    ----------------------
                                    Ann McConlogue
                                    Corporate Counsel

                                   EXHIBIT F
                                   ---------

                              PRICING CERTIFICATE

                             CALLAWAY GOLF COMPANY



TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT


          Reference is made to that certain Revolving Loan Agreement (the "Loan Agreement") dated as of February ___, 1998, among Callaway Golf Company, a California corporation ("Borrower"), the Lenders therein named and Wells Fargo Bank, National Association, as Administrative Agent. Terms defined in the Loan Agreement and not otherwise defined in this Certificate are used herein as so defined.


          I, ____________________, hereby certify that I am the _______________
of Callaway Golf Company, and that:


I.   Applicable Pricing Level.  As of the Pricing Period commencing on
     ------------------------
______________, the Applicable Pricing Level was Level ______/1/.
                                                              -

     The Applicable Pricing Level set forth above was determined on the basis of the following:

          Section 6.13 - Funded Debt Ratio.  As of the last day of the Fiscal
          --------------------------------
     Quarter most recently ended prior to the Pricing Period referred to above (the "Determination Date"), the Funded Debt Ratio was ____:1.00.





_____________________
/1/  Insert Level I, II, III, IV or V in accordance with the terms of the Loan
 -   Agreement based upon determination of Funded Debt Ratio.

     Funded Debt Ratio is computed as follows:

     (a) the sum of

          (i)  all Indebtedness of Borrower and its
               Subsidiaries as of the Determination
               Date other than Indebtedness evidenced
                    ----------
               by the Notes    $__________

     and (ii) the average daily balance of Indebtedness evidenced by the Notes for the Test Fiscal
               Quarter (or, if the Test Fiscal Quarter
               commenced prior to the Closing Date,
               or the period commencing on the Closing
               Date and ended on the Determination
               Date)      $___________

               sum of  (i) and (ii)                               $_________
               ------

     divided by (b) EBITDA for the fiscal period consisting of
     ----------
     the Test Fiscal Quarter and the three immediately preceding
     Fiscal Quarters (the "Test Period") (as calculated below)    $_________

     equals Funded Debt Ratio [(a) divided by (b)]                _____:1.00
     ------

     EBITDA - Component Calculations
     -------------------------------

          In the above calculations, EBITDA for the Test Period is calculated as follows, in each case as determined in accordance with GAAP

     (a) Net Income for the Test Period                           $________

     plus (b) any non-operating non-recurring loss reflected
     ----
     in such Net Income                                           $________

     minus (c) any non-operating non-recurring
     -----
     gain reflected in such Net Income                           ($________)
     plus (d) Interest Expense of Borrower and its Subsidiaries
     ----
     for the Test Period (which is the sum of (x) and (y) set forth below)

          (x) all interest, fees, charges and related
          expenses paid or payable (without
          duplication) for the Test Period to a
          lender in connection with borrowed
          money (including any obligations for
          fees, charges and related expenses
          payable to the issuer of any letter of
          credit) or the deferred purchase price
          of assets that are considered "interest
          expense" under GAAP                      $________

          plus (y) the portion of rent paid or
          ----
          payable (without duplication) for the
          Test Period under Capital Lease
          Obligations that should be treated as
          interest in accordance with Financial
          Accounting Standards Board
          Statement No. 13.                        $________

          Interest Expense equals [(x)+(y)]                      $________
                           ------

     plus (e) the aggregate amount of federal and
     ----
     state taxes on or measured by income of
     Borrower and its Subsidiaries for the Test Period
     (whether or not payable during the Test Period)             $________

     plus (f) depreciation, amortization and all
     ----
     other non-cash expenses of Borrower and its
     Subsidiaries for the Test Period                            $________

     equals EBITDA [(a)+(b)-(c)+(d)+(e)+(f)]                     $________
     ------

II. I further certify that the calculations made and the information contained herein are derived from the books and records of Borrower and its Subsidiaries, as applicable, and that each and every matter correctly reflects those books and records.

          IN WITNESS WHEREOF, I have signed this Certificate on this _____ day of ___________, 199__.



                                ____________________________________


                                ____________________________________

                                   EXHIBIT G
                                   ---------

                         REQUEST FOR LETTER OF CREDIT
                         ----------------------------


     1. This REQUEST FOR LETTER OF CREDIT is executed and delivered by Callaway Golf Company, a California corporation ("Borrower") to Wells Fargo Bank, National Association, as the Issuing Lender, pursuant to Sections 2.4 and 8.2
                                                          ------------     ---
of that certain Revolving Loan Agreement (as amended, modified or extended, the "Agreement") dated as of February ___, 1998, among Borrower, the Lenders which are parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the Issuing Lender. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

     2. Borrower hereby requests that the Issuing Lender issue a Letter of Credit as follows:

          (a)  Amount of Letter of Credit: $_______________ or _________________
               in the following Foreign Currency: _________________.

          (b) Date of Issuance: ________________, 19__.

          (c)  Standby/Commercial (strike inapplicable one) Letter of Credit.

          (d)  Beneficiary under Letter of Credit:

                    Name:  _______________________________

                    Address:  ____________________________

                              ____________________________

                              ____________________________

          (e)  Expiry Date:  __________________, 19__.

          (f)  Purpose of Letter of Credit: _____________________

               _________________________________________________.

          (g)  Additional Information/Terms: __________________

               _______________________________________________.

     3.  The requested Letter of Credit is (check one box only):

         [_] a new Letter of Credit in addition to Letters of Credit already outstanding.

         [_] a supplement, modification, amendment, renewal, or extension to or of the following outstanding Letter(s) of Credit: [identify]
                                                                      --------

     4. In connection with the issuance of the Letter of Credit requested herein, Borrower represents, warrants and certifies to the Banks that:

          (a) Now and as of the date of the issuance of the requested Letter of Credit, except (i) for representations and warranties which expressly speak
             ------
     as of a particular date or which are no longer true and correct as a result of a change permitted by the Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, each representation and warranty made by Borrower in Article 4 of the Agreement (other than
                                  ---------                   ----------
     Sections 4.4(a), 4.6 (first sentence), 4.10 and 4.17) will be true and
              ------  ---                   ----     ----
     correct, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of such Letter of Credit;

          (b) Other than matters described in Schedule 4.10 to the Agreement or
              ----------                      -------------
     not required as of the Closing Date to be described therein, there is not any action, suit, proceeding or investigation pending or threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

          (c) Now and as of the date of the requested Letter of Credit, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the issuance of the Letter of Credit; and

          (d) Following the issuance of the Letter of Credit requested herein,
     (i) the Aggregate Effective Amount under all outstanding Letters of Credit will not exceed $10,000,000, and (ii) the sum of (A) the aggregate
                                               ---
     principal amount outstanding under the Line A Notes, plus (B) the Aggregate
                                                          ----
     Effective Amount
     of all outstanding Letters of Credit, plus (C) the Swing Line Outstandings
                                           ____
     will not exceed the then applicable Line A Commitment.

     5. Attached hereto is an Application for Letter of Credit on the form provided to Borrower by the Issuing Lender.

     6. This Request for Letter of Credit is executed on _____________, 19___. The undersigned hereby certifies each and every matter contained herein to be true and correct.


                         CALLAWAY GOLF COMPANY


                         By:___________________________

                         Title:________________________

                                   EXHIBIT H
                                   ---------

                               REQUEST FOR LOAN
                               ----------------


          1. This REQUEST FOR LOAN is executed and delivered by Callaway Golf Company ("Borrower") to Wells Fargo Bank, National Association, as Administrative Agent, pursuant to that certain Revolving Loan Agreement (as amended, modified or extended, the "Agreement") dated as of February ___, 1998, among Borrower, the Lenders that are parties thereto and Wells Fargo Bank, National Association, as Administrative Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

          2. Borrower hereby requests that the Lenders make an Advance to it pursuant to the Agreement as follows:

     (a)  AMOUNT OF REQUESTED ADVANCE:   $             /1/
                                          ------------  -
          or $              in the following Foreign Currency:          /2/
              -------------                                    --------  -

     (b)  DATE OF REQUESTED ADVANCE:
                                     --------------------

     (c)  TYPE OF REQUESTED ADVANCE (Check one box only):

          [_]   ALTERNATE BASE RATE

          [_}   EURODOLLAR RATE FOR AN INTEREST PERIOD OF ________ MONTHS/3/
                                                                          -

---------------------

/1/  Unless the Requisite Lenders otherwise consent, each Alternate Base Rate
 -
     Loan shall not be less than $1,000,000, each Eurodollar Rate Loan shall not be less than $2,500,000 and all Loans shall be in integral multiples of $500,000.

/2/  Specify whether (a) Japanese Yen, or (b) such other currency (other than
-
     Dollars) as acceptable to the Super-Requisite Lenders.

/3/  Specify whether 1, 2, 3 or 6-month Interest Period.
 -

          [_] FOREIGN CURRENCY RATE FOR AN INTEREST PERIOD OF ________
              MONTHS/4/
                     -

     (e) Giving effect to the requested Advance, the aggregate Loans outstanding will be $__________.

          3.   In connection with the request, Borrower certifies that:

               (a) As to any Advance, now and as of the date of the requested Advance, except (i) for representations and warranties which expressly
              ------
     speak as of a particular date or which are no longer true and correct as a result of a change permitted by the Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, each representation and warranty made by Borrower in Article 4 of the Agreement
                                                     ---------
     (other than Sections 4.4(a), 4.6 (first sentence), 4.10 and 4.17) will be
      ---------- ---------------  ---                   ----     ----
     true and correct in all material respects on and as of the date of the Advance as though made on that date;

               (b) As to any Advance, no circumstance or event is occurring that constitutes a Material Adverse Effect since the Closing Date.

               (c)   As to any Advance, other than matters described in Schedule
                                        ----------                      --------
     4.10 to the Loan Agreement or not required as of the Closing Date to be
     ----
     therein described, there is not pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect; and

               (d) As to any Advance, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the Advance.

---------------
/4/  Specify whether 1, 2, 3, 6 or 12-month Interest Period.
 -

          4. This Request for Loan is executed on __________, 19___, by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                              CALLAWAY GOLF COMPANY


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                                   EXHIBIT I
                                   ---------

                              SUBSIDIARY GUARANTY
                              -------------------


          This SUBSIDIARY GUARANTY ("Subsidiary Guaranty"), dated as of February ___, 1998, is made by each of the undersigned Subsidiaries of Callaway Golf Company (each a "Guarantor" and collectively, jointly and severally, as "Guarantors") in favor of Wells Fargo Bank, National Association, as Administrative Agent for the benefit of the Lenders that are party to the Loan Agreement referred to below (collectively, the "Lender"), with reference to the following facts:

                                RECITALS
                                --------

          A. Pursuant to the Revolving Loan Agreement dated as of February ___, 1998, among Callaway Golf Company, a California corporation ("Borrower"), the Lenders therein named and Wells Fargo Bank, National Association, as Administrative Agent (as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the "Loan Agreement"), the Lenders have made certain credit facilities available to Borrower.

          B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Subsidiary Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

          C. Each Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, as the result of financial or business support which will be provided to the Guarantors by Borrower.

                                AGREEMENT
                                ---------

          NOW, THEREFORE, in order to induce Lender to continue to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, each Guarantor hereby jointly and severally represents, warrants, covenants, agrees and guaranties as follows:

          1.  Definitions.  This Subsidiary Guaranty is the Subsidiary Guaranty
              -----------
referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Subsidiary Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

          "Guarantied Obligations" means all Obligations of Borrower or any
           ----------------------
          Party at any time and from time to time owed to Lender under one or more of the Loan Documents (but not including Obligations owed to Lender under this Subsidiary Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or non-contingent, including obligations of performance as well as
                          ---------
          obligations of payment, and including interest that accrues after the
                                      ---------
          commencement of any bankruptcy or insolvency proceeding by or against Borrower, any Guarantor or any other Person.

          "Guarantor" means, collectively, jointly and severally, each of the
           ---------
          undersigned and each other Person which hereafter becomes a party hereto by executing a Joinder hereto in the form of Exhibit A.

          "Lender" means the Administrative Agent (acting as the Administrative
           ------
          Agent and/or on behalf of the Lenders), and the Lenders, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Lender may be exercised by the Administrative Agent, or by the Requisite Lenders, or by any Lender acting with the consent of the Requisite Lenders.

          "Subsidiary Guaranty" means this Subsidiary Guaranty, and any
           -------------------
          extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

          2.  Guaranty of Guarantied Obligations.  Each Guarantor hereby jointly
              ----------------------------------
and severally irrevocably, unconditionally guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them,

including all amendments, modifications, supplements, renewals or extensions of
---------
any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

          3.  Nature of Guaranty.  This Subsidiary Guaranty is irrevocable and
              ------------------
continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Subsidiary Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

          4.  Relationship to Other Agreements.  Nothing herein shall in any way
              --------------------------------
modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Subsidiary Guaranty and are incorporated herein by this reference.

          5.  Subordination of Indebtedness of Borrower to Guarantors to the
              --------------------------------------------------------------
Guarantied Obligations.  Each Guarantor agrees that:
----------------------

               (a) Any indebtedness of Borrower now or hereafter owed to that Guarantor hereby is subordinated in right of payment to the Guarantied Obligations.

               (b) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to that Guarantor shall be collected, enforced and received by that Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of that Guarantor under the other provisions of this Subsidiary Guaranty.

               (c) Should that Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to that Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof,
                                                               ----
     Lender as that Guarantor's attorney-in-fact may do such acts and sign such documents in that Guarantor's name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

          6.  Statutes of Limitations and Other Laws.  Until the Guarantied
              --------------------------------------
Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

          7.  Waivers and Consents.  Each Guarantor acknowledges that the
              --------------------
obligations undertaken herein involve the guaranty of obligations of Persons other than that Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest
              ---------
thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which that Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantors or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

          Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Subsidiary Guaranty independently as to that Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower, and agrees that Lender may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Subsidiary Guaranty, in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrower and/or any one or more Guarantors without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Guarantor agrees that Lender and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Subsidiary Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Subsidiary Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Subsidiary Guaranty with respect to Guarantors at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other Person, (e) except as otherwise provided in this Subsidiary Guaranty, any failure of Lender to give notice of sale or other disposition of Collateral to that Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any
                                                           ---------
discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, or (q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Subsidiary Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

          Without limiting the foregoing, each Guarantor intends to waive any and all of the rights and defenses described in California Civil Code Section 2856(a), without regard to the inclusion of any particular language or phrases in this Subsidiary Guaranty to waive any such rights and defenses or any references to statutory provisions or judicial decisions.

          8.  Condition of Borrower and its Subsidiaries.  Each Guarantor
              ------------------------------------------
represents and warrants to Lender that such Guarantor has established adequate means of obtaining from Borrower and its other Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to that Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its other Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Subsidiary Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          9.  Liens on Real Property.  In the event that all or any part of the
              ----------------------
Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of that Guarantor, the enforceability of this Subsidiary Guaranty, or the validity or enforceability of any Liens of Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor expressly waives all rights and defenses that such Guarantor may have because the Obligations of Borrower are secured by real Property. This means, among other things, that the Lender may collect from any Guarantor without first foreclosing on any real or personal Property collateral pledged by Borrower. If the Lender forecloses on any real Property collateral pledged by Borrower, the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and the Lender may collect from any Guarantor even if the Lender, by foreclosing on the real Property collateral, has destroyed any right that such Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Obligations of Borrower are secured by real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon
Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Guarantor further waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed that Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and that Guarantor's or any other Person's failure to receive any such notice shall not impair or affect that Guarantor's Obligations or the enforceability of this Subsidiary Guaranty or any rights of Lender created or granted hereby.

          10.  Waiver of Rights of Subrogation.  Notwithstanding anything to the
               -------------------------------
contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party, each Guarantor hereby expressly waives with respect to Borrower and its successors and assigns (including any surety) and any other
                                         ---------
Person which is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which that Guarantor may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of that Guarantor's execution, delivery and/or performance of this Subsidiary Guaranty or any other Loan Document to which that Guarantor is a party. Each Guarantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including
                                                                    ---------
any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against that Guarantor by Borrower (as borrower or in any other capacity), Lender or any other such Person. Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect that Guarantor's liability hereunder, under any other Loan Document to which that Guarantor is a party, or the enforceability hereof or thereof.

          11.  Understandings With Respect to Waivers and Consents.  Each
               ---------------------------------------------------
Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which that Guarantor otherwise may have against Borrower, Lender or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Subsidiary Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Subsidiary Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Subsidiary Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

          12.  Representations and Warranties.  Each Guarantor  hereby makes
               ------------------------------
each and every representation and warranty applicable to the Guarantors set forth in Article 4 of the Loan Agreement as if set forth in full herein.
         ---------

          13.  Costs and Expenses.  Each Guarantor jointly and severally agrees
               ------------------
to pay to Lender all costs and expenses (including, without limitation,
                                         ---------
reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Subsidiary Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (including the
          ---------
reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Subsidiary Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

          14.  Construction of this Guaranty.  This Subsidiary Guaranty is
               -----------------------------
intended to give rise to absolute and unconditional obligations on the part of
                         --------------------------
each

Guarantor; hence, in any construction hereof, notwithstanding any provision
                                              -----------------------------
of any Loan Document to the contrary, this Subsidiary Guaranty shall be
------------------------------------
construed strictly in favor of Lender in order to accomplish its stated purpose.

          15.  Liability.  Notwithstanding anything to the contrary elsewhere
               ---------
contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of that Guarantor hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed by that Guarantor would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

          16.  WAIVER OF JURY TRIAL.  EACH GUARANTOR AND LENDER EXPRESSLY WAIVE
               --------------------
THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBSIDIARY GUARANTY, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND LENDER AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSIDIARY GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSIDIARY GUARANTY, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY

PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          17. THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

          IN WITNESS WHEREOF, each Guarantor has executed this Subsidiary Guaranty by its duly authorized officer as of the date first written above.

                              "Subsidiary"

                              ________________________________


                              By:_____________________________

                                 _____________________________
                                 Printed Name and Title

                              "Subsidiary"

                              ________________________________


                              By:_____________________________

                                 _____________________________
                                    Printed Name and Title

                              "Subsidiary"

                              _________________________________


                              By:______________________________

                                 ______________________________
                                    Printed Name and Title

                              "Subsidiary"

                              _________________________________


                              By:_____________________________

                                 _____________________________
                                    Printed Name and Title

                              "Subsidiary"

                              ________________________________


                              By:_____________________________

                                 _____________________________
                                    Printed Name and Title

                                  [Exhibit A]
                                  -----------
                             INSTRUMENT OF JOINDER
                             ---------------------


          THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19___, by ______________________________, a
___________________________ ("Joining Party"), and delivered to Wells Fargo Bank, National Association, as Administrative Agent, pursuant to the Subsidiary Guaranty dated as of February ___, 1998 made by certain of the Subsidiaries of Callaway Golf Company (each, a "Guarantor") in favor of the Administrative Agent and the Lenders referred to in the Loan Agreement referred to below (the "Subsidiary Guaranty"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Subsidiary Guaranty.

                                RECITALS
                                --------

          (A) The Subsidiary Guaranty was made by the Guarantors in favor of the Administrative Agent for the benefit of the Lenders that are parties to that certain Revolving Loan Agreement dated as of February ___, 1998 by and among Callaway Golf Company, a California corporation ("Borrower"), the Lenders which are parties thereto and Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders.

          (B) Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to Section 5.11 of the Loan Agreement to become a party to the
                     ------------
Subsidiary Guaranty.

          (C) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Loan Agreement.

NOW THEREFORE, Joining Party agrees as follows:

                                AGREEMENT
                                ---------

          (1) By this Joinder, Joining Party becomes a party to the Subsidiary Guaranty as an additional joint and several "Guarantor." Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Subsidiary Guaranty with respect to all Obligations of Borrower heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Subsidiary Guaranty.

          (2) The effective date of this Joinder is ________________.

                              "Joining Party"


                              _________________________________
                              a ________________________



                              By:_______________________________

                              Title:______________________________


ACKNOWLEDGED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent



By:__________________________

Title:_______________________


                                                      SCHEDULE 1.1
                                                      ------------

         LENDER                               LINE A              LINE B             TOTAL           PRO RATA SHARE
         ------                               ------              ------             -----           --------------
Wells Fargo Bank, National Association    $ 46,666,666.67     $23,333,333.33     $ 70,000,000.00        46.66667%
Sanwa Bank California                     $ 13,333,333.33     $ 6,666,666.67     $ 20,000,000.00        13.33333%
The Bank of New York                      $ 10,000,000.00     $ 5,000,000.00     $ 15,000,000.00           10.00%
First Hawaiian Bank                       $ 10,000,000.00     $ 5,000,000.00     $ 15,000,000.00           10.00%
Mellon Bank, N.A.                         $ 10,000,000.00     $ 5,000,000.00     $ 15,000,000.00           10.00%
National Westminster Bank Plc             $ 10,000,000.00     $ 5,000,000.00     $ 15,000,000.00           10.00%
                                          ---------------     --------------     ---------------        --------
         TOTAL                            $100,000,000.00     $50,000,000.00     $150,000,000.00          100.00%


                                 SCHEDULE 2.4
                          Existing Letters of Credit
                          --------------------------

Obligation
Number              Maturity Date          Amount
------              -------------          ------

1164                2/18/98                $  153,917.50
1172                3/16/98                $  496,277.72
1180                3/18/98                $  289,747.50
1198                3/16/98                $  444,255.00
1206                1/21/98                $    3,300.00
1248                2/16/98                $  305,805.00
1271                4/1/98                 $  152,280.00
1289                2/16/98                $   91,800.00
1297                3/26/98                $   48,212.00
1305                3/1/98                 $   46,226.80
1313                4/29/98                $   43,660.96
1321                5/29/98                $   33,600.16
1347                3/1/98                 $   97,110.99
1354                3/29/98                $   98,928.54
1362                2/16/98                $   31,200.00
1370                2/27/98                $  157,170.00
1388                1/30/98                $    3,132.00
1396                4/29/98                $   75,600.00
1404                4/14/98                $  723,904.45
1412                5/14/98                $  294,551.49
1420                4/15/98                $   75,600.00
1438                5/29/98                $   37,800.00
1446                5/13/98                $   75,600.00
1453                4/29/98                $  566,303.00
1461                3/16/98                $  395,213.66
                                           -------------

                                           $4,741,196.77
                                           -------------

                                 SCHEDULE 4.4
                                 Subsidiaries*
                                 ------------

Odyssey Golf                               Callaway Golf Sales Company
California corporation                     California corporation
100 shares issued and outstanding          10,000 shares issued and outstanding


Callaway Golf Ball Company                 CGV, Inc.
California corporation                     California corporation
1,000 shares issued and outstanding        1,000 shares issued and outstanding


Callaway Golf (UK) Limited                 Callaway Golf (Germany) GmbH
United kingdom corporation                 German corporation
572,500 shares issued and outstanding      1 share issued and outstanding


Callaway (Barbados) Foreign Sales          ERC International Company
     Corporation                           Japanese corporation
Barbados corporation                       100 shares issued and outstanding
1 share issued and outstanding


Callaway Golf Child Care, Inc.             Callaway Golf Children's Center, Inc.
California non-profit public benefit       California non-profit public benefit
     corporation (dissolution pending)          corporation
No shares issued                           No shares issued

Callaway Golf Company Foundation
California non-profit public benefit
     corporation
No shares issued




* All owned 100% by Callaway Golf Company

                                 SCHEDULE 4.7
             Existing Liens, Negative Pledges and Rights of Others
             -----------------------------------------------------

                                     None

                                 SCHEDULE 4.10
                              Material Litigation
                              -------------------

                                     None

                                 SCHEDULE 4.18
                          Hazardous Materials Matters
                          ---------------------------

                                     None

                                 SCHEDULE 6.10
                Existing Indebtedness and Guaranty Obligations
                ----------------------------------------------

                                     None

                                 SCHEDULE 6.16
                             Existing Investments
                             --------------------

A.  Subsidiaries (See Schedule 4.4)

B.  All American Golf LLC, a California Limited Liability Company
    -Twenty Units (20%) owned by Callaway Golf Company
    -Initial Investment $750,000
    -Loan Receivable $5,250,000

C. Callaway Golf Media Ventures LLC, a California Limited Liability Company -80% owned by Callaway Golf Company
    -Initial Investment $900,000

D.  Callaway Golf Trading GmbH
    -80% owned by Callaway Golf (Germany) Gmbh

E.  Interactive Light Holdings, Inc.
    -Callaway Golf Company and Interactive Light Holdings, Inc. ("ILH") are parties to a Development and Supply Agreement dated as of September 1, 1997, entered into to develop interactive golf applications with technology developed by ILH. Callaway Golf Company also acquired an option to purchase up to 10% of the outstanding shares of ILH, on a fully-diluted basis, at an exercise price of $3.00 / share (subject to adjustments). The initial term of the option expires on September 1, 1998, and is subject to two (2) one
    (1) year extension options.